                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant   /X/

Filed by a Party other than the Registrant   / /

Check the appropriate box:

/X/      Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /      Definitive Proxy Statement
/ /      Definitive Additional Materials
/ /      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12

                      WHITE MOUNTAINS INSURANCE GROUP, LTD.
                      -------------------------------------
                (Name of Registrant as Specified In Its Charter)


                      -------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/      No fee required.

/ /      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

/ /      Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1)  Amount Previously Paid:
         2)  Form, Schedule of Registration Statement No.:
         3)  Filing Party:
         4)  Date Filed:

                        --------------------------------
                                 NOTICE OF 2001
                             ANNUAL GENERAL MEETING
                                 OF SHAREHOLDERS
                               AND PROXY STATEMENT
                        --------------------------------





                     [WHITE MOUNTAINS INSURANCE GROUP LOGO]

TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                                  PAGE
                                                                                  ----
LETTER FROM JOHN J. BYRNE ......................................................    1

NOTICE OF 2001 ANNUAL GENERAL MEETING OF SHAREHOLDERS ..........................    2

PROXY STATEMENT ................................................................    3

  PROPOSAL 1:  ELECTION OF DIRECTORS OF THE COMPANY ............................    3

    Procedures for Nominating Directors ........................................    6

    Voting Securities and Principal Holders Thereof ............................    7

    Compensation of Directors ..................................................   10

    Compensation of Executive Officers .........................................   10

    Compensation Plans .........................................................   12

    Reports of the Compensation Committees on Executive Compensation ...........   13

    Report of the Audit Committee ..............................................   15

    Fees Billed by the Company's Independent Auditors for Services
      Performed in 2000 ........................................................   15

    Shareholder Return Graph ...................................................   16

    Compensation Committee Interlocks and Insider Participation in
      Compensation Decisions ...................................................   17

   PROPOSAL 2:  ELECTION OF DIRECTORS OF FUND AMERICAN ENTERPRISES, LTD ........   17

   PROPOSAL 3:  AMENDMENTS TO THE LONG-TERM INCENTIVE PLAN .....................   17

   PROPOSAL 4:  ISSUANCE OF COMMON SHARES UPON CONVERSION OF CONVERTIBLE
                  PREFERENCE SHARES AND THE EXERCISE OF SERIES B WARRANTS ......   18

   PROPOSAL 5:  APPOINTMENT OF INDEPENDENT AUDITORS ............................   21

   OTHER MATTERS ...............................................................   21


AUDIT COMMITTEE CHARTER ...................................................   Appendix  I

WHITE MOUNTAINS INSURANCE GROUP, LTD. LONG-TERM INCENTIVE PLAN ............   Appendix  II

================================================================================


     White Mountains Insurance Group, Ltd. (the "Company" and, together with its subsidiaries, "White Mountains") is a Bermuda-domiciled insurance holding company. White Mountains' insurance operations are conducted through its subsidiaries and affiliates in the businesses of property and casualty insurance and reinsurance.

     White Mountains' insurance operations principally include: (i) OneBeacon Corporation ("OneBeacon", formerly CGU Corporation), a Boston-based property and casualty holding company and (ii) Folksamerica Holding Company, Inc. ("Folksamerica"), a New York-based property and casualty reinsurance holding company.

[WHITE MOUNTAINS INSURANCE GROUP LOGO]

                                                                   JOHN J. BYRNE
                                                                        CHAIRMAN

                                                                    July 5, 2001
Dear Shareholder:

     I am pleased to invite you to the 2001 Annual General Meeting of White Mountains Insurance Group, Ltd., to be held on August 23, 2001. This meeting will take place at the Princess Hotel in Hamilton, Bermuda beginning at 9:00 a.m. Atlantic Time (8:00 a.m. Eastern Time). I welcome you all to join me for the morning in lovely Bermuda.

     We will begin the meeting with a discussion and shareholder vote on the proposals set forth in the accompanying Proxy Statement and on such other matters properly brought before the meeting. At the meeting you will be asked to consider and vote on the following issues which are further described herein:

     1)  the election of five directors of the Company,

     2)  the election of two directors to a Bermuda company we plan to form,

     3)  an amendment to the Company's Long-Term Incentive Plan,

     4) the issuance of additional common shares upon conversion of Convertible Preference Shares and upon the exercise of Series B Warrants, and

     5)  the ratification of the appointment of independent auditors for 2001.

     Management expects to provide shareholders with a brief summary of each of its major operating subsidiaries at the meeting. For those of you unable to attend the 2001 Annual General Meeting, we will repeat this business presentation at an informational meeting to be held shortly thereafter in New York City. Details of the informational meeting will follow at a later date.

      Your vote is important. Whether or not you plan to attend the meeting, you can ensure that your common shares are properly represented at the meeting by promptly completing, signing, dating and returning your proxy card in the enclosed envelope. Shareholders who hold their common shares in a brokerage account, an employee benefit plan or through a nominee will likely have the added flexibility of voting their shares by telephone or over the internet.


                                            Respectfully submitted,

                                            JACK BYRNE

                      WHITE MOUNTAINS INSURANCE GROUP, LTD.

              NOTICE OF 2001 ANNUAL GENERAL MEETING OF SHAREHOLDERS

                                 AUGUST 23, 2001


                                                          July 5, 2001

     Notice is hereby given that the 2001 Annual General Meeting of Shareholders of White Mountains Insurance Group, Ltd. will be held on Thursday, August 23, 2001, at 9:00 a.m. Atlantic Time at the Princess Hotel, Hamilton, Bermuda. At the meeting you will be asked to consider and vote upon the following proposals:

     1)   to elect five of the Company's directors to Class I,

     2) to elect two directors to the board of Fund American Enterprises, Ltd., a Bermuda company that we expect to form shortly,

     3) to amend the Company's Long-Term Incentive Plan by (i) extending its current expiration date from May 24, 2005 to August 23, 2011, (ii) increasing, to a total of 300,000, the number of the Company's common shares ("Common Shares") which may be granted hereunder, (iii) broadening the scope of performance objectives pursuant to awards made under the plan, and (iv) amending certain change in control provisions, including the exemption of Berkshire Hathaway, Inc. ("Berkshire") from such provisions,

     4) to provide for the issuance of up to 2,728,868 Common Shares upon the conversion of Convertible Preference Shares and the exercise of Series B Warrants, and

     5)   to ratify the appointment of independent auditors for 2001.

     Shareholders of record of Common Shares on the record date, July 5, 2001,
(i) who are individuals, may attend and vote at the meeting in person or by proxy or (ii) which are corporations or other entities, may be represented and vote at the meeting by a duly authorized representative or by proxy. A list of all shareholders entitled to vote at the meeting will be open for public examination during regular business hours from July 10, 2001, until 12:00 noon on August 23, 2001, at the Company's registered office located at Clarendon House, 2 Church Street, Hamilton HM DX, Bermuda.

     All shareholders are invited to attend this meeting.

                                        By Order of the Board of Directors,

                                        DENNIS P. BEAULIEU
                                        Corporate Secretary

     SHAREHOLDERS ARE INVITED TO COMPLETE AND SIGN THE ACCOMPANYING PROXY CARD TO BE RETURNED TO WHITE MOUNTAINS INSURANCE GROUP, LTD., C/O EQUISERVE TRUST COMPANY, POST OFFICE BOX 8085, EDISON, NEW JERSEY 08818-9052, IN THE ENVELOPE PROVIDED, WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING. SHAREHOLDERS WHO HOLD THEIR COMMON SHARES IN A BROKERAGE ACCOUNT, AN EMPLOYEE BENEFIT PLAN OR THROUGH A NOMINEE WILL LIKELY HAVE THE ADDED FLEXIBILITY OF VOTING THEIR SHARES BY TELEPHONE OR OVER THE INTERNET.

                      WHITE MOUNTAINS INSURANCE GROUP, LTD.

                                 PROXY STATEMENT


     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Company's Board of Directors (the "Board") for the 2001 Annual General Meeting of Shareholders (the "2001 Annual Meeting"), to be held on August 23, 2001 at the Princess Hotel, Hamilton, Bermuda. The solicitation of proxies will be made primarily by mail, and this Proxy Statement and proxy materials will be distributed to registered shareholders on or about July 6, 2001.

     Holders of the Company's Common Shares, par value $1.00 per share ("Common Shares"), as of the close of business on July 5, 2001, the record date, are entitled to vote at the meeting. Holders of the Company's Convertible Preference Shares are not entitled to vote at the meeting.

     You can ensure that your Common Shares are properly voted at the meeting by completing, signing, dating and returning the enclosed proxy card in the envelope provided. Shareholders who hold their Common Shares in a brokerage account, an employee benefit plan or through a nominee will likely have the added flexibility of voting their Common Shares by telephone or over the internet. A shareholder has the right to appoint another person (who need not be a shareholder) to represent the shareholder at the meeting by completing an alternative form of proxy which can be obtained from the Corporate Secretary or by notifying the Inspectors of Election (see page 21). Shareholders have the right to revoke their proxies, at any time prior to the time their Common Shares are actually voted, by (i) filing a written notice of revocation with the Corporate Secretary, (ii) presenting another proxy with a later date or (iii) notifying the Inspectors of Election in writing of such revocation.

     Sending in a signed proxy will not affect your right to attend the meeting and vote. If a shareholder attends the meeting and votes in person, his or her proxy is considered revoked.



                                   PROPOSAL 1

                       ELECTION OF THE COMPANY'S DIRECTORS

     The Board is divided into three classes (each a "Class"). Each Class serves a three-year term.

     At the 2001 Annual Meeting, Messrs. Patrick Byrne, Fass, Kemp, Macklin and Steinberg are nominated to be elected to Class I with terms ending in 2004. THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 1 WHICH CALLS FOR THE ELECTION OF THE 2001 NOMINEES.

     The current members of the Board and terms of each Class are set forth below:

--------------------------------------------------------------------------------
                                                          Director
Director                                  Age              since
--------------------------------------------------------------------------------
Class I - Term Ending in 2001*
     Patrick M. Byrne                     38               1997
     Steven E. Fass                       55               2000
     K. Thomas Kemp                       60               1994
     Gordon S. Macklin                    73               1987
     Joseph S. Steinberg                  57               2001
--------------------------------------------------------------------------------
Class II - Term Ending in 2002
     John J. ("Jack") Byrne               69               1985
     George J. Gillespie, III             71               1986
     John D. Gillespie                    42               1999
     Frank A. Olson                       68               1996
--------------------------------------------------------------------------------
Class III - Term Ending in 2003
     Raymond Barrette                     50               2000
     Howard L. Clark, Jr.                 57               1986
     Robert P. Cochran                    51               1994
     Arthur Zankel                        69               1992
================================================================================

* Nominated at the 2001 Annual Meeting to a term ending in 2004.

    The following information with respect to the principal occupation, business experience, recent business activities involving White Mountains and other affiliations of the nominees and directors has been furnished to the Company by the nominees and directors.

CLASS I

     PATRICK M. BYRNE has been a director of the Company since 1997. Mr. Byrne serves as Chairman and CEO of Overstock.com, an internet shopping service. Mr. Byrne formerly served as President and CEO of Fecheimer Bros. Co. (a wholly-owned subsidiary of Berkshire), a manufacturer of uniforms and accessories, from 1997 to 1999 and President and CEO of Centricut, LLC, a manufacturer of industrial torch consumable parts, from 1994 to 1999. Mr. Byrne is the son of Chairman Jack Byrne.

     STEVEN E. FASS was appointed to the Board in 2000. Mr. Fass has served as President and Chief Executive Officer of Folksamerica and its subsidiaries including Folksamerica Reinsurance Company since 1984. He joined Folksamerica as its Vice President, Treasurer and Chief Financial Officer in 1980.

     K. THOMAS KEMP has served as President of the Company since June 2001 and has been a director since 1994. Mr. Kemp previously served as Deputy Chairman from January 2000 to June 2001 and as the Company's President and CEO from 1997 to 2000 and served as Executive Vice President from 1993 to 1997, Vice President, Treasurer and Secretary from 1991 to 1993 and was formerly a Vice President of Fireman's Fund Insurance Company ("Fireman's Fund"). Mr. Kemp is also a director of Folksamerica, Inc., Main Street America Holdings, Inc. and Amlin plc.

     GORDON S. MACKLIN has served as Deputy Chairman of the Company since June 2001 and has been a director of the Company since 1987. Mr. Macklin formerly served as Chairman of White River Corporation, an information services company, from 1993 to 1998, as Chairman of Hambrecht and Quist Group, a venture capital and investment banking company, from 1987 until 1992, and as President of the National Association of Securities Dealers, Inc. from 1970 until 1987. He is a director of Worldcom, Inc., Martek Biosciences Corporation, MedImmune Inc., Overstock.com and Spacehab, Inc., and is a trustee, director or managing general partner (as the case may be) of 48 of the investment companies in the Franklin Templeton Group of Funds ("Franklin").


     JOSEPH S. STEINBERG was appointed a director of the Company in June 2001. Mr. Steinberg has served as the President of Leucadia National Corporation ("Leucadia") since 1978. Mr. Steinberg is also a director of Allcity Insurance Company, MK Gold Company and Jordan Industries, Inc. In addition, Mr. Steinberg is Chairman of HomeFed Corporation.

CLASS II

     JOHN J. ("JACK") BYRNE has served as Chairman of the Company since 1985 and has served as Chairman of OneBeacon since June 2001. Mr. Byrne formerly served as CEO of the Company from 2000 to June 2001, as President and CEO of the Company from 1990 to 1997 and as CEO from 1985 to 1990. Mr. Byrne is a director of Folksamerica and Overstock.com. Mr. Byrne's son, Patrick Byrne, is also a director of the Company.

     GEORGE J. GILLESPIE, III has been a director of the Company since 1986. Mr. Gillespie has been a Partner in the law firm of Cravath, Swaine & Moore ("CS&M") since 1963. He is also a director of The Washington Post Company. CS&M has been retained by White Mountains from time to time to perform legal services. See "Compensation Committee Interlocks and Insider Participation in Compensation Decisions." Mr. Gillespie's son, John Gillespie, is also a director of the Company.

     JOHN D. GILLESPIE has served as Managing Director of OneBeacon since June 2001 and has been a director of the Company since 1999. He is also the founder and Managing Partner of his own investment firm, Prospector Partners, LLC ("Prospector"), in Hartford, Connecticut. Prior to forming Prospector Partners, Mr. Gillespie was President of the T. Rowe Price Growth Stock Fund and the New Age Media Fund, Inc. White Mountains owns limited partnership investment interests which are managed by Mr. Gillespie. See "Certain Relationships and Related Transactions". Mr. Gillespie's father, George Gillespie, is also a director of the Company.

     FRANK A. OLSON has been a director of the Company since 1996. He serves as Chairman of The Hertz Corporation ("Hertz"). Mr. Olson served as the CEO of Hertz from 1977 to 1999 and has been with that company since 1964. He is also a director of Becton Dickinson and Company, Cooper Industries and Commonwealth Edison Co. and was formerly Chairman and CEO of Allegis Corporation and United Airlines.

CLASS III

     RAYMOND BARRETTE has served as Managing Director and Chief Executive Officer of OneBeacon since June 2001 and has been a director of the Company since 2000. Mr. Barrette formerly served as President of the Company from 2000 to June 2001 and served as Executive Vice President and Chief Financial Officer of the Company from 1997 to 2000. He was formerly a consultant with Tillinghast-Towers Perrin from 1994 to 1996 and was with Fireman's Fund from 1973 to 1993. Mr. Barrette is also Chairman of Folksamerica.

     HOWARD L. CLARK, JR. has been a director or advisor to the Board since 1986. He is currently Vice Chairman of Lehman Brothers Inc. ("Lehman") and was Chairman and CEO of Shearson Lehman Brothers Inc. from 1990 to 1993. Prior to joining Shearson Lehman Brothers Inc., Mr. Clark was Executive Vice President and Chief Financial Officer of American Express. He is also a director of Lehman Brothers, Maytag Corporation, H Power Corp. and Walter Industries, Inc. Lehman provides various services to White Mountains from time to time. See "Compensation Committee Interlocks and Insider Participation in Compensation Decisions."

     ROBERT P. COCHRAN has been a director of the Company since 1994. Mr. Cochran was a founding principal of Financial Security Assurance Holdings Ltd. ("FSA") and has served FSA in various capacities since 1985. He has been President and CEO and a director of FSA since 1990 and became Chairman in 1997. He is also Chairman of Financial Security Assurance Inc. and Financial Security Assurance (U.K.) Ltd.

     ARTHUR ZANKEL has been a director or advisor to the board since 1992. He served as a General Partner of First Manhattan Co. from 1965 to 1999 and was Co-Managing Partner of First Manhattan from 1979 to 1997. Mr. Zankel is currently Managing Member of Zankel Capital Advisors, LLC in which White Mountains owns a limited partnership investment interest. See "Compensation Committee Interlocks and Insider Participation in Compensation Decisions." Mr. Zankel is also a director of Citigroup, Inc. and Able Co.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Audit Committee, comprised of Messrs. Clark, Olson, Steinberg (appointed June 1, 2001) and Zankel, has general responsibility for the oversight and surveillance of the accounting, reporting and financial control practices of White Mountains. The Audit Committee annually reviews the qualifications of the Independent Auditors; makes recommendations to the Board as to their selection; and reviews the plan, fees and results of their audit. Mr. Clark is Chairman of the Audit Committee.

     The Compensation Committee, comprised of Messrs. Patrick Byrne, Cochran, Macklin (who resigned from the Compensation Committee on June 1, 2001 upon becoming Deputy Chairman of the Company), Olson, Steinberg (appointed June 1,
2001) and Zankel, oversees the Company's stock-based compensation and benefit policies and programs, including administration of the White Mountains Insurance Group, Ltd. Long-Term Incentive Plan (the "Incentive Plan"). On June 1, 2001, Mr. Cochran replaced Mr. Macklin as Chairman of the Compensation Committee.

     The Human Resources Committee, comprised of Messrs. Patrick Byrne, Clark, Cochran, George Gillespie, Macklin (who resigned from the Human Resources Committee on June 1, 2001 upon becoming Deputy Chairman of the Company), Olson, Steinberg (appointed June 1, 2001) and Zankel, sets the annual salaries and bonuses for elected officers and certain other key employees. On June 1, 2001, Mr. Cochran replaced Mr. Macklin as Chairman of the Human Resources Committee.

     The Investment Committee is an advisory committee to the Board and is comprised of Messrs. Barrette, Jack Byrne, John Gillespie, Kemp, Zankel, certain members of senior management and investment professionals. The Investment Committee formulates the Company's investment policy and oversees all the Company's significant investing activities. Mr. John Gillespie is Chairman of the Investment Committee. On June 1, 2001 the responsibilities of the Investment Committee were delegated to a new Investment Committee established at OneBeacon.

MEETINGS OF THE BOARD OF DIRECTORS

     During 2000 the following meetings of the Board were held: ten meetings of the full Board; two meetings of the Audit Committee; two meetings of the Compensation Committee, one meeting of the Human Resources Committee and three meetings of the Investment Committee. In 2000 each director attended more than 75% of all meetings of the Board including its various committees, except Patrick Byrne who was unable to attend three meetings of the full Board, two meetings of the Compensation Committee and the meeting of the Human Resources Committee.

     During 2000 there were three additional meetings of the Audit Committee held solely to review the Company's quarterly financial information prior to the release of such information to the public. At such meetings, the Company encourages the participation of all members of the Audit Committee but only requires participation by its Chairman. Mr. Clark attended all such meetings during 2000.

                       PROCEDURES FOR NOMINATING DIRECTORS

     Under the Company's Bye-laws, nominations for the election of directors may be made by the Board or by any shareholder entitled to vote for the election of directors (a "Qualified Shareholder"). A Qualified Shareholder may nominate persons for election as directors only if written notice of such Qualified Shareholder's intent to make such nomination is delivered to the Secretary not later than: (i) with respect to an election to be held at an annual general meeting 90 days prior to the anniversary date of the immediately preceding annual general meeting or not later than 10 days after notice or public disclosure of the date of the annual general meeting is given or made available to Qualified Shareholders, whichever date is earlier, and (ii) with respect to an election to be held at a special general meeting for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to Qualified Shareholders.

     Each such notice shall set forth: (a) the name and address of the Qualified Shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the Qualified Shareholder is a holder of record of Common Shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the Qualified Shareholder and each such nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Qualified Shareholder; (d) such other information regarding each nominee proposed by such Qualified Shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the United States Securities and Exchange Commission (the "SEC") had each such nominee been nominated, or intended to be nominated, by the Board; and (e) the consent of each such nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

                          VOTING RIGHTS OF SHAREHOLDERS

     As of July 5, 2001, there were 5,968,615 Common Shares outstanding and 2,184,583 Convertible Preference Shares outstanding. The holders of Convertible Preference Shares are not entitled to vote at the meeting. Shareholders of record of Common Shares shall be entitled to one vote per Common Share, provided that if and so long as the votes conferred by "Controlled Common Shares" (as defined below) of any person constitute ten percent (10%) or more of the votes conferred by the outstanding Common Shares of the Company, each outstanding Common Share comprised in such Controlled Common Shares shall confer only a fraction of a vote that would otherwise be applicable according to the following formula:

                       [(T divided by 10)-1] divided by C

     Where: "T" is the aggregate number of votes conferred by all the outstanding Common Shares; and "C" is the number of votes conferred by the Controlled Common Shares of such person.

     "Controlled Common Shares" in reference to any person means:

               (i) all Common Shares directly, indirectly (i) all Common Shares or constructively owned by such person within the meaning of
                    Section 958 of the Internal Revenue Code of 1986, as amended, of the United States of America; and

               (ii) all Common Shares directly, indirectly (ii) all Common
                    Shares directly or constructively owned by any person or "group" of persons within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; provided that this clause (ii) shall not apply to (a) any person (or any group that includes any person) that has been exempted from the provisions of this clause or (b) any person or group that the Board, by the affirmative vote of at least seventy-five percent (75%) of the entire Board, may exempt from the provisions of this clause.

      The limitations set forth above do not apply to any shareholder which is a "Byrne Entity" (as defined below) for any matter submitted to the vote of shareholders, except with respect to the election of directors. "Byrne Entity" means any of John J. Byrne, any foundation or trust established by John J. Byrne, Patrick Byrne, and any associate or affiliate of any of them (or any group of which any of them is a part), as defined under Section 13(d) of the United States Securities Exchange Act of 1934, as amended.

      If, as a result of giving effect to the forgoing provisions or otherwise, the votes conferred by the Controlled Common Shares of any person would otherwise represent 10% or more of the votes conferred by all the outstanding Common Shares, the votes conferred by the Controlled Common Shares of such person shall be reduced in accordance with the foregoing provisions. Such process shall be repeated until the votes conferred by the Controlled Common Shares of each person represent less than 10% of the votes conferred by all Common Shares.

                       PRINCIPAL HOLDERS OF COMMON SHARES

      To the knowledge of the Company, there was no person or entity beneficially owning more than 5% of Common Shares outstanding as of July 5, 2001, except as shown below. Common Shares are the only class of the Company's securities that are eligible to vote.


----------------------------------------------------------------------------------------------------------
                                                                             Number of
                                                                                Common
                                                                                Shares
                                                                          beneficially          Percent of
Name and address of beneficial owner                                         owned (a)           Class (b)
----------------------------------------------------------------------------------------------------------
Jack Byrne   80 South Main Street, Hanover, NH  03755 (c)                    1,182,959               19.8%
Berkshire Hathaway Inc.  1440 Kiewit Plaza, Omaha, NE 6813                   1,170,000               16.4%
Franklin Mutual Advisers LLC   51 JFK Parkway, Short Hills, NJ (d)             750,271               12.6%
Alliance Asset Accumulation Plan   777 San Marin Drive, Novato, CA (e)         354,424                5.9%
==========================================================================================================

(a) The Common Shares shown as being beneficially owned by Berkshire represent Common Shares issuable upon the exercise of warrants to acquire Common Shares. Berkshire cannot vote the Common Shares underlying the warrants until they are exercised. Berkshire also holds warrants to acquire an additional 544,285 Common Shares which are not currently exercisable. See Proposal 4.
(b) Represents the percentage of total Common Shares outstanding at July 5, 2001 for all holders shown above except Berkshire. For Berkshire, this figure represents Berkshire's percentage of total Common Shares outstanding assuming the exercise of warrants to acquire 1,170,000
     Common Shares which are currently exercisable.
(c) Includes 650,000 Common Shares owned directly by the Jack Byrne 2001 GRAT No. 1 which are deemed to be indirectly beneficially owned by Mr. Byrne. Does not include 53,913 Common Shares contributed to trusts and charitable foundations for which Mr. Byrne disclaims beneficial ownership, but for which his spouse retains voting power.
(d) According to filings by such holders with the SEC, the Common Shares beneficially owned by Franklin were acquired solely for investment purposes on behalf of client investment advisory accounts of such holders. Excludes 475,000 Convertible Preference Shares purchased by Franklin on June 1, 2001 which are not voting securities of the Company. See Proposal 4.
(e) Represents Common Shares beneficially owned by employees of Fireman's Fund pursuant to an employee incentive savings plan. The trustee for such plan generally votes the Common Shares held by the plan in accordance with directions given by the participating Fireman's Fund employees to whose accounts Common Shares have been allocated.

         BENEFICIAL STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

COMMON SHARES

     The following table sets forth, as of July 5, 2001, beneficial ownership of Common Shares by each director of the Company, by each of named Executive Officers (excluding Mr. Baxter, a former Executive Officer), and by all Directors and Executive Officers as a group.

------------------------------------------------------------------------------------------------------------------
                                                                            Number of Common Shares owned
                                                                    ----------------------------------------------
Directors and Executive Officers                                    Beneficially (a)(b)         Economically (c)
------------------------------------------------------------------------------------------------------------------
Raymond Barrette                                                           29,433                     96,867
Jack Byrne (d)                                                          1,182,959                  1,232,959
Patrick M. Byrne                                                          236,008                    236,008
Reid T. Campbell                                                            3,902                     22,502
Howard L. Clark, Jr.                                                        1,000                      1,000
Robert P. Cochran                                                               0                          0
Steven E. Fass (e)                                                          4,415                     19,015
George J. Gillespie, III                                                    1,000                      1,000
John D. Gillespie                                                           1,676                     20,676
K. Thomas Kemp                                                             81,690                    108,779
Gordon S. Macklin                                                          15,000                     17,000
Frank A. Olson                                                              3,000                      3,000
David G. Staples                                                            5,183                     24,283
Joseph S. Steinberg                                                             0                          0
Arthur Zankel                                                              11,600                     11,600
All Directors and Executive Officers as a group (18 persons) (e)        1,581,100                  1,809,189
==================================================================================================================

(a) The Common Shares beneficially owned by Messrs Jack Byrne, Patrick Byrne, Kemp and all Directors and Executive Officers as a group represent 19.8%, 4.0%, 1.4% and 26.5% of the total Common Shares outstanding at July 5, 2001, respectively. All other Directors and Executive Officers beneficially owned less than 1% of the total Common Shares outstanding at that date. Represents beneficial ownership of Common Shares as opposed to voting power.
(b) Includes vested options ("Options") to acquire 900 Common Shares for each of Messrs. Barrette, Fass, Campbell and Staples.
(c) Incremental Common Shares shown as economically owned by Directors and Executive Officers represent unvested performance share awards, unvested Option awards, unvested restricted stock awards and earned phantom shares on compensation deferred.
(d) Does not include 53,913 Common Shares contributed to trusts and charitable foundations for which Mr. Byrne disclaims beneficial ownership, but for which his spouse retains voting power.
(e) Includes, in addition to the listed Directors and Executive Officers, Common Shares owned by Dennis P. Beaulieu, the Company's Treasurer and Corporate Secretary, J. Brian Palmer, the Company's Chief Accounting Officer and James J. Ritchie, OneBeacon's Managing Director and Chief Financial Officer. Messrs. Beaulieu, Palmer and Ritchie became Executive Officers in 2001.


CONVERTIBLE PREFERENCE SHARES

     On June 1, 2001, Mr. Cochran purchased 25,000 Convertible Preference Shares (or 1.1% of the total number of Convertible Preference Shares outstanding at July 5, 2001) through a deferred compensation plan of FSA. Also on June 1, 2001 Prospector, Franklin and Leucadia purchased 100,000 (or 4.6%), 475,000 (or 21.7%)and 375,000 (or 17.2%) Convertible Preference Shares, respectively, which are affiliated entities of Messrs. John Gillespie, Macklin and Steinberg, respectively. Messrs. John Gillespie, Macklin and Steinberg disclaim beneficial ownership of such Convertible Preference Shares. See Proposal 4.

                            COMPENSATION OF DIRECTORS
COMPENSATION OF DIRECTORS

     Messrs. Patrick Byrne, Clark, Cochran, George Gillespie, John Gillespie, Kemp, Macklin, Olson and Zankel each received a retainer of $50,000 during 2000 and fees of $1,000 for each Board meeting and Committee meeting attended. The annual retainer relates to the twelve month period from May 2000 to May 2001. Messrs. Clark, John Gillespie and Macklin also received additional retainers of $3,000, $100,000 and $6,000 during 2000 for their roles as Chairman of the Audit Committee, Chairman of the Investment Committee and Chairman of the Compensation and Human Resources Committees, respectively. Mr. Fass was granted 9,000 Options and 2,000 performance shares during 2000 on the same terms as Options and performance shares granted to other Executive Officers. Messrs. Jack Byrne and Barrette did not receive compensation for their role as a director during 2000.

                       COMPENSATION OF EXECUTIVE OFFICERS

                           SUMMARY COMPENSATION TABLE

     The following tables set forth certain information regarding the salary, incentive compensation and benefits paid by White Mountains to its Chairman and CEO, its four most highly compensated Executive Officers and one former Executive Officer (collectively, the "Named Executive Officers").

----------------------------------------------------------------------------------------------------------------------------
                                                                               Long-Term Compensation
                                   -----------------------------------   ----------------------------------
                                           Annual Compensation                  Awards            Payouts
                                   -----------------------------------   --------------------    ----------
                                                                 Other
                                                                Annual   Restricted Securities                     All Other
        Name and                                               Compen-      Stock   Underlying         LTIP          Compen-
   Principal Position          Year  Salary($)    Bonus ($) sation ($)   Awards ($) Options (#)  Payouts ($)  sation ($) (a)
----------------------------------------------------------------------------------------------------------------------------
JACK BYRNE                     2000  $ 282,692   $  350,000       $  0        $ 0           0           $ 0         $  9,100
Chairman and CEO (b)

RAYMOND BARRETTE               2000    333,654      350,000          0          0       9,000             0           15,627
President                      1999    262,692    1,278,776          0          0           0     1,105,000          462,291
                               1998    250,000      217,000          0          0           0             0          294,175
DAVID G. STAPLES               2000    147,308      150,000          0          0       9,000             0            5,169
Vice President                 1999    135,077    1,081,313          0          0           0       520,000           19,489
                               1998    128,769      106,000          0          0           0       399,000           15,330
REID T. CAMPBELL               2000    108,077      150,000          0          0       9,000             0            6,177
Vice President                 1999     99,077      129,918          0          0           0       520,000           14,816
                               1998     91,769       84,000          0          0           0       399,000           12,326
K. THOMAS KEMP                 2000    182,000       75,000          0          0           0             0          129,900
Deputy Chairman                1999    400,000    1,308,809          0          0           0     2,600,000          269,490
  (former CEO)                 1998    386,923      304,000          0          0           0     1,995,000          275,185
TERRY L. BAXTER                2000    156,039       80,000          0          0           0             0           66,862
Former Executive Officer (b)   1999    262,692      738,853          0          0           0     1,625,000          475,451
                               1998    247,692      180,000          0          0           0       931,000          758,588
============================================================================================================================

(a) Amounts include, when applicable, 401(k) Savings Plan matching contributions (which did not exceed $10,200 per individual), principal credited to a former non-qualified deferred compensation plan, director fees and retainers paid by companies for which White Mountains is entitled to board representation and certain other compensation. The amounts for 2000, 1999 and 1998, respectively, relating to director fees and retainers of affiliates include: $9,100, $0, and $0 for Mr. Byrne; $9,685; $22,450 and $15,475 for Mr. Barrette; $119,700, $71,650 and $75,100 for Mr. Kemp
     and $57,500, $41,342 and $21,700 for Mr. Baxter. The 1999 and 1998 amounts for Mr. Barrette also include $42,545 and $249,646, respectively, in reimbursements principally associated with a Company-sponsored relocation. The 1999 amounts for Messrs. Barrette and Baxter also include $351,917 in phantom stock awards resulting from the sale of Source One Mortgage Services Corporation ("SOMSC"). The 1998 amount for Mr. Baxter also includes $665,000 in incentive compensation as interim Chairman of SOMSC.
(b) In January 2000 Mr. Byrne replaced Mr. Kemp as CEO of the Company and Mr. Baxter retired from full-time service. The table above reflects Messrs. Byrne and Baxter's total compensation for 2000.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table summarizes, for the Named Executive Officers, options granted during the Company's latest fiscal year.

------------------------------------------------------------------------------------------------------------------------------
                                              % of Total                                         Potential Realizable Value at
                                                 Options                                         Assumed Annual Rates of Stock
                    Number of Securities      Granted to  Exercise Price                    Price Appreciation for Option Term
                      Underlying Options    Employees in   or Base Price
Name                         Granted (#)     Fiscal Year          ($/Sh)   Expiration Date               5% ($)        10% ($)
------------------------------------------------------------------------------------------------------------------------------
John J. Byrne                          0               0%          $  -                 -                 $  0            $ 0
Raymond Barrette                   9,000            11.1%        106.19(a)  December 2009                    0        704,567
David G. Staples                   9,000            11.1%        106.19(a)  December 2009                    0        704,567
Reid T. Campbell                   9,000            11.1%        106.19(a)  December 2009                    0        704,567
K. Thomas Kemp                         0               0%             -                 -                    0              0
Terry L. Baxter                        0               0%             -                 -                    0              0
==============================================================================================================================

(a) Represents the closing market value of Common Shares on the grant date of February 28, 2000. The exercise price of the Options increases by 6% annually on a pro rata basis. Options vest 10% per year through 2009. The Options are considered to be Incentive Stock Options for income tax purposes.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                        FISCAL YEAR-END OPTION VALUES .

     The following table summarizes, for the Named Executive Officers, options for Common Shares exercised during the . Company's latest fiscal year, and the number and in-the-money value of options for Common Shares outstanding as of the end of the fiscal year.

----------------------------------------------------------------------------------------------------------------------
                                                                            As of December 31, 2000
                                                           -----------------------------------------------------------
                                                                   Number of Securities          Value of Unexercised
                                                                             Underlying       In-the-Money Options at
                                                                 Unexercised Options at           Fiscal Year-End ($)
                                                                    Fiscal Year-End (#)
                          -------------------------------  ----------------------------- -----------------------------
                           Common Shares           Value
Name                            Acquired    Realized ($)    Exercisable   Unexercisable   Exercisable   Unexercisable
----------------------------------------------------------------------------------------------------------------------
John J. Byrne                          0             $ 0              0               0           $ 0             $ 0
Raymond Barrette                       0               0            900           8,100       186,737       1,680,634
David G. Staples                       0               0            900           8,100       186,737       1,680,634
Reid T. Campbell                       0               0            900           8,100       186,737       1,680,634
K. Thomas Kemp                         0               0              0               0             0               0
Terry L. Baxter                        0               0              0               0             0               0
======================================================================================================================

             LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

     The following table summarizes the Incentive Plan awards made to the Named Executive Officers during the latest fiscal year. Such awards consisted of performance shares.

--------------------------------------------------------------------------------------------------------------------
                                                               Performance          Estimated Future Payouts (a)
                                                   Number of    period for      ------------------------------------
Name                                       Common Shares (#)        payout      Threshold (#) Target (#) Maximum (#)
--------------------------------------------------------------------------------------------------------------------
John J. Byrne                                         10,000        3 yrs.                0       10,000      20,000
Raymond Barrette                                      10,000        3 yrs.                0       10,000      20,000
David G. Staples                                       2,000        3 yrs.                0        2,000       4,000
Reid T. Campbell                                       2,000        3 yrs.                0        2,000       4,000
K. Thomas Kemp                                         2,000        3 yrs.                0        2,000       4,000
Terry L. Baxter                                        2,000        3 yrs.                0        2,000       4,000
====================================================================================================================

(a) Such performance shares are payable upon completion of pre-defined business goals and are payable in cash-based on the market value of Common Shares at the time of payment, or Common Shares. The "Target" performance for the 2000 performance share award is the attainment of a corporate annualized return on equity ("ROE") of 13% after tax. The determination of ROE is generally based on the economic value of Common Shares with dividends reinvested. At an ROE of 6% or less ("Threshold") the percentage of performance shares payable will be 0% and at an ROE of 25% or more ("Maximum") the percentage of performance shares payable will become 200% of Target.

                               COMPENSATION PLANS

RETIREMENT PLANS. The Company does not provide pension benefits to its Executive Officers under a defined benefit or actuarial plan. The Company has previously provided non-qualified pension benefits to its Executive Officers under a deferred benefit plan but did not provide such benefits during 2000.

OTHER COMPENSATION ARRANGEMENTS

     Pursuant to the Incentive Plan, under some circumstances Options may become fully exercisable and performance shares may become partially or fully payable. Such circumstances are more fully described in the Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     For corporate travel purposes White Mountains Holdings, Inc. jointly owned two short-range aircraft with Haverford Utah, LLC ("Haverford"). Messrs. Jack Byrne, Patrick Byrne and Kemp are principals of Haverford. Both aircraft were sold to a third party in June 2000 at which time Haverford received its pro rata share of the sale proceeds.

     Mr. Clark is Vice Chairman of Lehman. Lehman has, for a number of years, provided investment banking services to White Mountains. Lehman was the arranger, the administrative agent and a lender under the $875.0 million credit facility used to acquire OneBeacon.

     Mr. George Gillespie is a partner at CS&M. CS&M has, for many years, provided legal services to White Mountains.

     White Mountains owns limited partnership investment interests which are managed by Mr. John Gillespie, an officer of OneBeacon and a director of the Company, and Arthur Zankel, a director of the Company.

     On June 1, 2001 Mr. Cochran acquired 25,000 Convertible Preference Shares for $5,000,000 indirectly through a deferred compensation plan of FSA. See Proposal 4.

     On June 1, 2001 Prospector, Franklin and Leucadia acquired 100,000, 475,000 and 375,000 Convertible Preference Shares for $20,000,000, $95,000,000 and $75,000,000, respectively. Prospector, Franklin and Leucadia are affiliated entities of Messrs. John Gillespie, Macklin and Steinberg, respectively, and Franklin is a greater than 5% owner of Common Shares. See Proposal 4.

     White Mountains believes that the above transactions were on terms that were reasonable and competitive and, in the case of Lehman, were obtained through a competitive bid process. White Mountains believes that such transactions did not serve to impair the independence of any of the parties involved. Additional transactions of this nature may be expected to take place in the ordinary course of business in the future.


                     REPORTS OF THE COMPENSATION COMMITTEES
                            ON EXECUTIVE COMPENSATION

     The Human Resources Committee and the Compensation Committee (collectively, the "Committees") are comprised entirely of non-employee directors. The Committees are responsible for developing, administering and monitoring the executive compensation policies of the Company. The Company's salary and bonus compensation is established by the Human Resources Committee. The Company's stock based compensation (performance shares and Options) is established by the Compensation Committee.

     White Mountains' executive compensation policies are designed with one goal in mind - maximization of shareholder value over long periods of time. The Committees believe that this goal is best pursued by utilizing a pay-for-performance program which serves to attract and retain superior executive talent and provide management with performance-based incentives to maximize shareholder value. Through the compensation program, the Committees seek to maximize shareholder value by aligning closely the financial interests of White Mountains' management with those of the Company's shareholders.

     The Committees believe that the most appropriate indicator of shareholder return is the Company's ROE as measured by growth in economic value per Common Share, with dividends reinvested. This proprietary measure is viewed by management and the directors as being a conservative measure of the intrinsic value of White Mountains. The Committees believe that, over long periods of time, maximizing the Company's ROE will optimize shareholder returns.

     The Committees believe that the performance-based compensation of the Company's key employees should be payable only if the Company achieves truly superior returns for its shareholders. Therefore, the target of many of White Mountains' performance-based compensation programs are directly linked to achievement of an annualized ROE for the Company at least equal to the market yield available from ten-year United States Treasury notes plus 700 basis points, or currently approximately 13%. The Committees believe that this return is a challenging target for the Company in its current form.

     Compensation of White Mountains' management team, including the Named Executive Officers, consists primarily of three components: base salary, annual bonus and long-term incentive awards.

HUMAN RESOURCES COMMITTEE

BASE SALARY. Base salary for each Executive Officer is established annually, generally on or about March 1. When establishing base salaries of the Named Executive Officers, the Human Resources Committee considers numerous factors including: qualifications of the executive; the corporate responsibilities of the executive; the executive's performance since his or her last salary adjustment; and, for all executives except the CEO, the recommendations of the CEO.

ANNUAL BONUS. For 2000 the target annual bonus pool for all officers of the Company was equal to 50% of eligible base salary at a 13% annual ROE and the maximum bonus attainable was equal to 100% of eligible base salary at a 20% annual ROE. When establishing the aggregate size of the annual bonus pool, the Human Resources Committee considers numerous factors including performance versus the objectives set forth in the Company's Annual Business Plan, in particular the Company's financial performance for the latest fiscal year as measured by ROE, and the recommendations of the CEO. The Human Resources Committee reviews and approves the Annual Business Plan with management near the beginning of the year.

     After establishing the aggregate size of the annual bonus pool, the Human Resources Committee then considers the distribution of the bonus pool among the key employees of the Company. Each participant's allocation of the pool is determined after considering numerous factors including individual achievements as compared to objectives included in the Annual Business Plan, the contribution of such achievements to the Company's overall financial performance, and the recommendations of the CEO.

     The CEO receives annual bonuses, as a percent of his salary in effect at the time the bonus percentage is determined, equal to the average bonus percentage received by all officers eligible to participate in the bonus pool. For 2000 Mr. Byrne received a bonus that was determined using the average bonus percentage.

     For 2000 the Human Resources Committee determined that the financial results of the Company warranted a bonus pool equal to approximately 100% of aggregate base salary. The principal factor considered by the Human Resources Committee in determining the size of the 2000 pool was the Company's 2000 ROE performance of 37%, as measured by change in economic value per Common Share, versus a 13% target ROE.

GORDON S. MACKLIN, Chairman
PATRICK M. BYRNE
HOWARD L. CLARK, JR.
ROBERT P. COCHRAN
GEORGE J. GILLESPIE, III
FRANK A. OLSON
ARTHUR ZANKEL


COMPENSATION COMMITTEE

LONG-TERM INCENTIVE AWARDS. The Incentive Plan provides for granting to Executive Officers and certain other key employees of the Company various types of stock-based incentive awards including options to acquire Common Shares and performance shares.

     Over the past several years the Company has consistently used performance shares in its long-term compensation plans. Performance shares are conditional grants (payable subject to the achievement of specific financial goals) of a specified maximum number of Common Shares, payable generally at the end of a three- year period or as otherwise determined by the Compensation Committee. Performance shares are denominated in Common Shares at market value and are payable in cash, Common Shares or a combination thereof at the discretion of the Compensation Committee.

     For 2000, the Compensation Committee determined that an award of Options would be an effective supplement to certain performance share grants and would be a tax efficient means of providing long-term incentive compensation to certain key employees.

     The Compensation Committee believes that awards of performance shares made pursuant to the Incentive Plan are an attractive method of providing incentives for management to strive to maximize shareholder value over the long term. The Compensation Committee's conclusion is based on the following factors: (i) such awards vest or are earned over multi-year periods; (ii) such awards are generally made in the form of Common Shares or derivatives thereof, which helps to align the interests of management with those of the Company's shareholders; and (iii) performance shares are contingent upon the achievement of a 13% ROE over the applicable performance period which further aligns the interests of management and the Company's shareholders.

     In 2000 Messrs. Byrne, Barrette, Staples, Campbell, Kemp and Baxter were granted 10,000, 10,000, 2,000, 2,000, 2,000 and 2,000 performance shares, respectively, by the Compensation Committee. The performance period for such awards began on January 1, 2000 and will continue through December 31, 2002. The "target" performance for the 2000 performance share award is the attainment of a ROE of 13%. The determination of ROE considers the rate of growth of the economic value of Common Shares with dividends reinvested. At a "threshold" ROE of 6% or less the percentage of performance shares payable will be 0% and at a "maximum" ROE of 25% or more the percentage of performance shares payable will become 200% of target.

     In 2000 Messrs. Barrette, Staples and Campbell were also each granted 9,000 Options. Such Options vest 10% annually through 2009 and were awarded at a strike price of $106 3/16 which was the closing market value on the date of the award. Such strike price is to escalate by 6% annually on a pro rata basis until the option is exercised.

GORDON S. MACKLIN, Chairman
PATRICK M. BYRNE
ROBERT P. COCHRAN
FRANK A. OLSON
ARTHUR ZANKEL

                          REPORT OF THE AUDIT COMMITTEE

     In connection with audit of the Company's financial statements for the year ended December 31, 2000 the Audit Committee has: (1) reviewed and discussed the audited financial statements with management; (2) reviewed and discussed with the Independent Auditors the matters required by Statement of Auditing Standards No. 61; and (3) reviewed and discussed with the Independent Auditors the matters required by Independence Standards Board Statement No. 1. Based on these reviews and discussions, the Audit Committee has determined the Independent Auditors to be independent and have recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for filing with the SEC.

     The Audit Committee has established a Charter which outlines its primary duties and responsibilities. The Audit Committee Charter, which has been approved by the Board, is reviewed at least annually and is updated as necessary. The Charter has been provided herewith as Appendix I.

HOWARD L. CLARK Jr., Chairman
FRANK A. OLSON
ARTHUR ZANKEL


                          FEES BILLED BY THE COMPANY'S
                        INDEPENDENT AUDITORS FOR SERVICES
                                PERFORMED IN 2000

AUDIT FEES. Aggregate fees billed for the 2000 audit of the Company's financial statements including quarterly reviews totalled $644,200.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES . No such services were performed during 2000.

ALL OTHER FEES. Aggregate fees billed for all other services performed in 2000 totalled $1,935,000. These fees related primarily to tax compliance and consulting services for existing companies and consulting and tax structuring services relating to acquisition activities including OneBeacon.

                            SHAREHOLDER RETURN GRAPH


     The following graph shows the five-year cumulative total return for a shareholder who invested $100 in Common Shares (NYSE symbol "WTM") as of the close of business on December 31, 1995, assuming re-investment of dividends. Cumulative returns for the five-year period ended December 31, 2000 are also shown for the Standard & Poor's 500 Stocks (Property & Casualty) Capitalization Weighted Index ("S&P P&C") and the Standard & Poor's 500 Stocks Capitalization Weighted Index ("S&P 500") for comparison.

     As stated herein, the Company's various compensation plans are based on its growth in its economic value which is believed to be a conservative proxy for its perceived intrinsic business value. The Company's long-term goal is to maximize White Mountains' intrinsic business value per Common Share which will, in turn, affect its market value per Common Share.

     WTM          $129.7   $165.2   $193.4   $168.4   $449.0
     S&P P&C       121.5    176.8    164.5    122.6    191.0
     S&P 500       123.0    164.0    210.9    255.2    232.0

                        COMPENSATION COMMITTEE INTERLOCKS
                          AND INSIDER PARTICIPATION IN
                             COMPENSATION DECISIONS

     The Company notes certain relationships and transactions pertaining to Messrs. Clark, George Gillespie, John Gillespie and Zankel who are members of the Compensation Committee and/or the Human Resources Committee. See "Certain Relationships and Related Transactions".

CERTAIN FILINGS UNDER SECTION 16

     Pursuant to SEC rules relating to the reporting of changes in beneficial ownership of Common Shares, the Company's Executive Officers, Directors and greater than 10% shareholders are believed to have filed all reports required under Section 16 on a timely basis during 2000.

                                   PROPOSAL 2

                            ELECTION OF DIRECTORS OF
                         FUND AMERICAN ENTERPRISES, LTD.

     The Company expects to form a new Bermuda- domiciled insurance company to be named Fund American Enterprises Ltd. soon after the 2001 Annual Meeting. The Company's Bye-law 77 calls for shareholders to elect all directors of its subsidiaries that are organized under the laws of Bermuda.

     Proposal 2 calls for the election of Messrs. Kemp and Macklin to the board of directors of Fund American Enterprises, Ltd. Biographical information relating to Messrs. Kemp and Macklin is presented under Proposal 1 "Election of the Company's Directors".

     THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 2 WHICH CALLS FOR THE ELECTION OF DIRECTORS OF FUND AMERICAN ENTERPRISES, LTD.

                                   PROPOSAL 3

                                AMENDMENTS TO THE
                            LONG-TERM INCENTIVE PLAN

     The Incentive Plan was adopted by the Board and approved by the Company's sole shareholder in 1985 and subsequently by shareholders in 1995. On May 21, 2001, the Compensation Committee approved, subject to the approval of the Company's shareholders, a series of amendments to the Incentive Plan to: (i) extend its current expiration date from May 24, 2005 to August 23, 2011, (ii) increase, to a total of 300,000, the number of Common Shares which may be granted hereunder, (iii) broaden the scope of performance objectives pursuant to awards made under the plan, and (iv) amend certain change in control provisions, including the exemption of Berkshire from such provisions.

     The purpose of the amendment is to allow the Company to continue to have a long-term incentive plan in force as a means by which to attract and retain its current and future key employees. The Company believes that long-term compensation should be based on "pay for performance" and further believes that management should act as if they were owners. With these objectives in mind, the Committee believes that the proposed amendments to the Incentive Plan will allow the Company to continue to closely align the financial interests of management with those of the Company's shareholders.

     A complete copy of the Incentive Plan, reflecting the proposed amendments thereto, has been provided herein as Appendix II. THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 3 WHICH CALLS FOR THE AMENDMENTS TO THE INCENTIVE PLAN.

                                   PROPOSAL 4

                       ISSUANCE OF COMMON SHARES UPON THE
                      CONVERSION OF CONVERTIBLE PREFERENCE
                           SHARES AND THE EXERCISE OF
                                SERIES B WARRANTS

BACKGROUND
     On June 1, 2001, White Mountains completed its acquisition of OneBeacon (the "Acquisition"). In connection with the Acquisition, the Company raised approximately $439 million in equity financing from a group of private investors and $75 million from the issuance of 1,714,285 warrants ("Warrants") to acquire Common Shares to Berkshire. The Company used the proceeds from these equity issuances to partially fund the Acquisition. Under Bermuda law and the Company's Bye-laws, the Acquisition and the issuance of additional equity securities to partially fund the Acquisition did not require shareholder approval.

     In contemplation of the Acquisition, it was the Company's desire to issue, and the equity investors' preference to receive (or in the case of Berkshire to be eligible to receive upon exercise of the Warrants), Common Shares as part of the equity financing. However, the New York Stock Exchange, Inc. (the "Exchange"), which lists the Common Shares, requires shareholder approval for the issuance of listed voting shares in a private transaction if the issuance results in an increase of 20% or more of the outstanding listed voting shares of a company.

     In evaluating the Acquisition, the Board determined that it was in your interest, as shareholders of the Company, to consummate the Acquisition immediately upon receipt of all regulatory approvals thereby minimizing the potential adverse economic consequences from the operating uncertainty between announcement and closing. Under a capital structure devised by the Company, 2,184,583 convertible preference shares (the "Convertible Preference Shares"), convertible into 2,184,583 Common Shares upon shareholder approval, were issued to private investors in lieu of Common Shares. Similarly, the Company issued the Warrants to Berkshire in two series, the Series A Warrants consisting of warrants to acquire 1,170,000 Common Shares and the Series B Warrants consisting of warrants to acquire 544,285 Common Shares. The Series A Warrants have terms comparable to the Series B Warrants, except that they are currently exercisable for Common Shares (19.6% of the Common Shares outstanding at July 5, 2001). The Series B Warrants are not exercisable until shareholders approve such exercise. The Board would not have authorized the issuance of the Convertible Preference Shares or the Series B Warrants if it had not believed that the Acquisition and the issuance of such securities were clearly in the interest of the Company.

     The Company agreed to seek shareholder approval for the conversion of the Convertible Preference Shares and the issuance of Common Shares upon the exercise of the Series B Warrants at the 2001 Annual Meeting. Approval by a majority of the votes cast on this proposal will be required to approve the issuances, PROVIDED that the holders of at least a majority of the Company's outstanding Common Shares entitled to vote on this proposal are present, in person or by proxy, at the 2001 Annual Meeting. The principal terms of the Convertible Preference Shares and the Series B Warrants are described at the end of this proposal.

     The Acquisition closed on June 1, 2001 and, accordingly, this proposal will have no effect on that transaction.

CONSEQUENCES OF THE VOTE
      Upon approval of this proposal, each Convertible Preference Share will be automatically converted into one Common Share (the "Conversion"), and the Series B Warrants may be exercised, beginning immediately, for Common Shares (the "Series B Exercise"). Assuming Conversion and the Series B Exercise, the number of outstanding Common Shares at July 5, 2001 would increase by approximately 46%.

     If the required affirmative vote by the shareholders is not obtained, the Convertible Preference Shares and the Series B Warrants will remain outstanding in accordance with their respective current terms. Those terms, as described below, provide that if the shareholders of the Company have not voted to approve the Conversion or the Series B Exercise by March 31, 2003, holders of the Convertible Preference Shares and the Series B Warrants will have the right to receive cash in lieu of Common Shares upon any conversion or exercise.

REASONS FOR THE BOARD'S RECOMMENDATION

     The Board believes that the Conversion benefits existing shareholders for the following reasons: (i) Conversion eliminates the liquidation preference holders of Convertible Preference Shares have over holders of Common Shares; (ii) Conversion eliminates the dividend requirement of $2.00 annually per Convertible Preference Share; (iii) disapproval of the Conversion does not benefit holders of Common Shares as the Convertible Preference Shares derive the same economic benefit from any increase in the value of the Company's Common Shares; and, (iv) although the Convertible Preference Shares do not enjoy general voting rights, the Board believes that this voting disadvantage is balanced by the special voting rights described below. The Board does recognize that the Convertible Preference Shares and the Series B Warrants are not listed on the Exchange and have no established market. As such they may be less liquid than Common Shares; however, this possible difference is not likely to produce a benefit for holders of Common Shares since they can be redeemed for cash after March 31, 2003 in their current form.

     As described above, absent shareholder approval, the Company may be required to pay cash, at the then market value of the Company's Common Shares, for any Convertible Preference Shares converted or Series B Warrants exercised after March 31, 2003, or upon the redemption of the Convertible Preference Shares on June 1, 2011. Conversions, exercises or redemptions for cash could create a strain on the Company's cash resources which could, in turn, hinder the payment of cash dividends to common shareholders. Further, if the Company were to borrow additional monies for such redemptions, the Company's debt to equity ratios could increase to a level higher than the Company prefers to operate. Finally, any cash used to convert or redeem the Convertible Preference Shares or to fund the exercise of the Series B Warrants would not be available for other corporate purposes.

     Certain members of the Board may be deemed to be indirect beneficial owners of the Convertible Preference Shares. See "Certain Relationships and Related Transactions".

CONVERTIBLE PREFERENCE SHARES

     The following summarizes the principal features of the Convertible Preference Shares:

     DIVIDENDS. Holders of Convertible Preference Shares, when and as declared by the Board out of net profits or net assets of the Company legally available for payment, are entitled to receive cumulative dividends payable in cash at the annual rate of $2.00 per share, payable semi-annually beginning on June 30, 2001. Past due and unpaid dividends will accrue an additional dividend at an annual rate of 1% compounded each year. The Company will not declare or pay dividends on its Common Shares as long as dividends on the Convertible Preference Shares are past due and unpaid.

     CONVERSION. Upon receipt of shareholder approval, Conversion will occur at a conversion price of $200.00 per share, subject to certain standard anti-dilution adjustments for issuances of and distributions on Common Shares. The conversion price represents a 15% premium to the closing market price for the Common Shares on September 22, 2000, the day the principal holders of the Convertible Preference Shares committed to purchase such shares. After March 31, 2003, and absent shareholder approval, each Convertible Preference Share is convertible into cash equal to the then fair market value of each Common Share.

     REDEMPTION. Any Convertible Preference Shares outstanding on June 1, 2011 will be redeemed by the Company for $200.00 in cash per share, plus all accrued dividends as of such date.

     VOTING. The holders of the Convertible Preference Shares have no voting rights EXCEPT for any voting rights provided in the Company's Bye-laws or required by the Companies Act of 1981. In addition, the Company shall not amend, alter or repeal its Memorandum of Continuance, Bye-laws or the terms and conditions of the Convertible Preference Shares in a manner that adversely affects the rights of the Convertible Preference Shares without first obtaining the consent or approval of at least two-thirds of the then-outstanding Convertible Preference Shares.

     LIQUIDATION. In the event of any liquidation, dissolution, or winding up of the Company, holders of the Convertible Preference Shares are entitled to receive payment of $50.00 per share plus all accrued dividends before any distribution is made to holders of Common Shares.

     RESTRICTIONS ON TRANSFER. Convertible Preference Shares can only be transferred, except to the extent required by applicable law, (i) with the prior written consent of the Company, which consent shall not be unreasonably withheld, (ii) by any initial holder to one of its affiliates or (iii) to the Company or any initial holder of Convertible Preference Shares. The Convertible Preference Shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to any citizen or resident of the United States in absence of a valid registration under the Securities Act of 1933 except in reliance on an exemption from the registration requirements.

     REGISTRATION RIGHTS. Subject to certain limitations, holders of the Convertible Preference Shares are entitled to up to three demand registration rights (in the aggregate) and unlimited piggyback rights for the registration of the Common Shares issued upon Conversion.

SERIES B WARRANTS
     The following summarizes the principal features of the Series B Warrants:

     EXERCISE. The Series B Warrants entitle the holder thereof to purchase 544,285 Common Shares at a price of $175.00 per share, subject to certain standard anti-dilution adjustments for issuances of and distributions on Common Shares. The Series B Warrants become exercisable after the earlier of
(i) receipt of the shareholder approval and (ii) March 31, 2003, and may be exercised until June 1, 2008. The exercise price of $175.00 per share represented a 20% premium to the market price for the Common Shares on the day Berkshire originally committed to purchase the Warrants.

     After March 31, 2003, and absent shareholder approval, each Series B Warrant is exercisable for cash equal to the then fair market value of each Common Share less the exercise price. "Fair market value" is defined as the average of the closing prices for a Common Share for the ten consecutive trading days immediately prior to the determination date.

     VOTING. The Series B Warrants do not (prior to exercise thereof) confer voting rights upon the holders thereof.

     CALL OPTION. At any time between June 1, 2005 and June 1, 2008, the Company may purchase all or any portion of the outstanding Warrants (including the Series B Warrants) for cash in an aggregate amount equal to $60 million, or a pro rata portion of $60 million.

     LIQUIDATION. In the event of any liquidation, dissolution, or winding up of the Company, each registered holder of an outstanding Series B Warrant is entitled to receive distributions with respect to such warrant on an equal basis with the holders of Common Shares less the aggregate exercise price for such warrant.

     RESTRICTIONS ON TRANSFERS. Except to the extent required for antitrust purposes, the Series B Warrants are not transferable, except to one or more affiliates of the holder thereof. The Series B Warrants, and the Common Shares issuable upon exercise, have not been registered under the Securities Act of 1933. Each holder has agreed that it will not resell, assign, distribute or otherwise transfer any of its Series B Warrants or Common Shares issuable upon the exercise except in compliance with the registration requirements of the Securities Act of 1933 and applicable state securities laws or pursuant to an available exemption therefrom.

     REGISTRATION RIGHTS. Subject to certain limitations, holders of the Series B Warrants are entitled to up to two demand registration rights and unlimited piggyback rights for the registration of the Common Shares issued upon the exercise of the Series B Warrants.

     THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 4 APPROVING THE ISSUANCE OF COMMON SHARES.

                                   PROPOSAL 5

                       APPOINTMENT OF INDEPENDENT AUDITORS

     Subject to shareholder approval, the Audit Committee of the Board has appointed PricewaterhouseCoopers ("PWC") as White Mountains' Independent Auditors for 2001. Representatives from PWC will attend the 2001 Annual Meeting, will be provided with the opportunity to make a statement and will be available to answer appropriate questions.

     PWC has served as Folksamerica's Independent Auditors since 1981 and as the Company's Independent Auditors since 1999.

     THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 5 APPROVING THE APPOINTMENT OF PWC AS WHITE MOUNTAINS' INDEPENDENT AUDITORS FOR 2001.


                                  OTHER MATTERS

MANNER OF VOTING PROXIES

     Common Shares represented by all valid proxies received will be voted in the manner specified in the proxies. Where specific choices are not indicated, the Common Shares represented by all valid proxies received will be voted FOR each of the proposals named earlier in this Proxy Statement. Holders of Convertible Preference Shares are not entitled to vote at the meeting.

     Should any matter not described above be acted upon at the meeting, the persons named in the proxy card will vote in accordance with their judgment. The Board knows of no other matters which are to be considered at the 2001 Annual Meeting.

VOTES REQUIRED FOR APPROVAL

     Unless indicated otherwise above, the proposals require a favorable vote of a majority of the votes actually cast with respect thereto (excluding abstentions, broker non-votes and Common Shares not voted).


INSPECTORS OF ELECTION

     EquiServe Trust Company of New York, P.O. Box 2500, Jersey City, New Jersey 07303-2500, has been appointed as Inspectors of Election for the 2001 Annual Meeting. Representatives of EquiServe will attend the 2001 Annual Meeting to receive votes and ballots, supervise the counting and tabulating of all votes and ballots, and determine the results of the vote.

COSTS OF SOLICITATION

     The solicitation of proxies will be made primarily by mail; however, directors, officers, employees and agents of the Company may also solicit proxies by telephone, telegram or personal interview. Solicitation costs will be paid by the Company. Upon request, the Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding proxy materials to their principals.

AVAILABLE INFORMATION

     The Company is subject to the informational reporting requirements of the Exchange Act of 1934. In accordance therewith, the Company files reports, proxy statements and other information with the SEC.

     THE COMPANY WILL PROVIDE TO EACH PERSON TO WHOM A COPY OF THIS PROXY STATEMENT IS DELIVERED, UPON REQUEST AND WITHOUT CHARGE, COPIES OF ALL DOCUMENTS (EXCLUDING EXHIBITS UNLESS SPECIFICALLY REQUESTED) FILED BY THE COMPANY WITH THE SEC. Written or telephone requests should be directed to the Corporate Secretary, White Mountains Insurance Group, Ltd., 80 South Main Street, Hanover, New Hampshire 03755-2053, telephone number (603) 643-1567. Additionally, copies of all such documents are available at the Company's registered office at Clarendon House, 2 Church Street, Hamilton, HM DX Bermuda.

OFFICES OF THE COMPANY

     The Company's headquarters is located at Crawford House, 23 Church Street, Hamilton, Bermuda HM11, its principal executive office is located at 80 South Main Street, Hanover, New Hampshire, 03755-2053 and its registered office is located at Clarendon House, 2 Church Street, Hamilton, HM DX Bermuda.

WWW.WHITEMOUNTAINS.COM

     All reports, including press releases, SEC filings and other information for the Company, its subsidiaries and its affiliates are available for viewing or download at our website.


PROPOSALS BY SHAREHOLDERS FOR THE 2002 ANNUAL MEETING OF SHAREHOLDERS

     Shareholder proposals (other than those proposals to nominate persons as directors) must be received in writing by the Secretary of the Company no later than December 31, 2001 and must comply with the requirements of the SEC in order to be considered for inclusion in the Company's proxy statement relating to the Annual Meeting to be held in 2002.

     By Order of the Board of Directors
     DENNIS P. BEAULIEU, Corporate Secretary
     July 5, 2001

                                   APPENDIX I

                 CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF
                       DIRECTORS WHITE MOUNTAINS INSURANCE
                                   GROUP, LTD.


I.   AUDIT COMMITTEE PURPOSE

     The Audit Committee (the "Committee") is appointed by the Board of Directors (the "Board") to assist the Board in fulfilling its oversight responsibilities. The Committee's primary duties and responsibilities are to:

     (a) Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.
     (b) Monitor the independence and performance of the Company's independent auditors.
     (c) Provide an avenue of communication among the independent auditors, management and the Board.

     The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.  AUDIT COMMITTEE COMPOSITION AND MEETINGS

     Committee members shall meet the requirements set forth by the New York Stock Exchange. The Committee shall be comprised of no less than three directors, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

     Committee members shall be appointed by the Board. The Committee shall formally meet at least one time annually, or more frequently as circumstances dictate. The Chair of the Committee shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a Committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the independent auditors limited review procedures.

III.  AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

     REVIEW PROCEDURES

     (a) Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board for approval and have the document published at least every three years in accordance with regulations set forth by the United States Securities and Exchange Commission.

     (b) Review the Company's annual audited financial statements prior to filing or distribution. Such reviews should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments. Based on the results of this review, communicate to the Board the Audit Committee's conclusion on whether the annual audited financial statements should be included in the Company's Annual Report on Form 10-K.

     (c) Review periodically the integrity of the Company's financial reporting processes and controls with management and the independent auditors.
     (d) Review the Company's quarterly results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with Statement of Auditing Standards No. 61 ("SAS 61"). The Chair of the Committee may represent the entire Committee for purposes of this review.

     INDEPENDENT AUDITORS

     (e) The Committee shall review the performance of the auditors, and annually recommend to the Board the appointment of the independent auditors or approve any discharge of the independent auditors when circumstances warrant.
     (f) The Committee shall approve the fees and review other significant compensation to be paid to the independent auditors.
     (g) On an annual basis, the Committee shall review the written disclosure and the letter from the independent accountants required by Independence Standards Board Standard No.1 and discuss with the independent auditors all significant relationships they have with the Company that could impair the independent auditors' independence.
     (h) Review the independent auditors' audit plan -- including scope, staffing, locations, reliance upon management and the general audit approach.
     (i) Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated in accordance with SAS 61.
     (j) Consider the independent auditors judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

     LEGAL COMPLIANCE

     (k) On at least an annual basis, review with the Company's counsel (if so requested by the Committee), any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

     OTHER AUDIT COMMITTEE RESPONSIBILITIES

     (l) Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.
     (m) Perform any other activities consistent with this Charter, the Company's Bye-laws and governing law, as the Committee or the Board deems necessary or appropriate.
     (n) Maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.

WHITE MOUNTAINS
LONG-TERM
INCENTIVE PLAN
(as amended)


1.   PURPOSE

     The purpose of the White Mountains Long-Term Incentive Plan (the "Plan") is to advance the interests of White Mountains Insurance Group, Ltd. (the "Company") and its stockholders by providing long-term incentives to certain key executives of the Company and of its subsidiaries.

2.   ADMINISTRATION

     The Plan shall be administered by the Human Resources Committee (the "Committee") of the Board of Directors (the "Board") of the Company. No member of the Committee shall be an employee of the Company or a subsidiary of the Company or shall have been eligible within one year prior to his appointment to receive awards under the Plan ("Awards") or to receive awards under any other plan of the Company or its subsidiaries under which participants are entitled to acquire stock, stock options or stock appreciation rights of the Company or any of its subsidiaries.

     The Committee shall have exclusive authority to select the employees to be granted Awards, to determine the type, size and terms of the Awards and to prescribe the form of the instruments embodying Awards. The Committee shall be authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan and to make any other determinations which it believes necessary or advisable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems desirable to carry it into effect. Any decision of the Committee in the administration of the Plan, as described herein, shall be final and conclusive. The Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee. No member of the Company shall be liable for anything done or omitted to be done by him or by any other member of the Committee in connection with the Plan, except for his own willful misconduct or as expressly provided by statute.

3.   PARTICIPATING SUBSIDIARIES

     If a subsidiary of the Company wishes to participate in the Plan and its participation shall have been approved by the Board, the Board of Directors of the subsidiary shall adopt a resolution in form and substance satisfactory to the Committee authorizing participation by the subsidiary in the Plan. As used herein, "subsidiary" shall mean a "subsidiary corporation" as defined in Section 424 (f) of the Code.

     A subsidiary may cease to participate in the Plan at any time by action of the Board or by action of the Board of Directors of such subsidiary, which latter action shall be effective not earlier than the date of delivery to the Secretary of the Company of a certified copy of a resolution of the subsidiary's Board of Directors taking such action. Termination of participation in the Plan shall not relieve a subsidiary of any obligations theretofore incurred by it under the Plan.

4.   AWARDS

     (a)  TYPE OF AWARDS. Awards shall be limited to the following four types:
          (i) "Stock Options," (ii) "Stock Appreciation Rights", (iii) "Restricted Stock" and (iv) "Performance Shares." Stock Options, which include "Incentive Stock Options" and other stock options or combinations thereof, are rights to purchase shares of Common Stock of the Company having a par value of $1.00 per shares ("Shares"). A Stock Appreciation Right is a right to receive, without payment to the Company, cash and/or Shares in lieu of the purchase of Shares under the Stock Option to which the Stock Appreciation Right relates.

     (b) MAXIMUM NUMBER OF SHARES THAT MAY BE ISSUED. A maximum of 300,000 Shares, subject to adjustment as provided in paragraph 14, may be issued under the Plan. For purposes of the foregoing, the exercise of a Stock Appreciation Right shall constitute the issuance of Shares equal to the Shares covered by the related Stock Option. Shares issued pursuant to the Plan may be either authorized but unissued Shares or reacquired Shares, or both. If any Shares issued as Restricted Stock shall be repurchased pursuant to the Company's option described in paragraph 6 below, or if any Shares issued under the Plan shall be reacquired pursuant to restrictions imposed at the time of issuance, such Shares may again be issued under the Plan.

     (c)  RIGHTS WITH RESPECT TO SHARES.

          (i) An employee to whom Restricted Stock has been issued shall have prior to the expiration of the Restricted Period or the earlier repurchase of such Shares as herein provided, ownership of such Shares, including the right to vote the same and to receive dividends thereon, subject, however, to the options, restrictions and limitations imposed thereon pursuant hereto.

          (ii) An employee to whom Stock Options, Stock Appreciation Rights or Performance Shares are granted (and any person succeeding to such employee's rights pursuant to the Plan) shall have no rights as a shareholder with respect to any Shares issuable pursuant thereto until the date of the issuance of a stock certificate (whether or not delivered) therefor. Except as provided in paragraph 14, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) the record date for which is prior to the date such stock certificate is issued.

         (iii) The Company, in its discretion, may hold custody during the Restricted Period of any Shares of Restricted Stock.

5.   STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     The Committee may grant Stock Options (including, in its discretion, Stock Appreciation Rights) either alone or, as provided in paragraph 7, in conjunction with Performance Shares. A maximum of 10,000 Stock Options and Stock Appreciation Rights (not including Stock Appreciation Rights attached to Stock Options) may be issued in one year to an employee. Each Stock Option shall comply with the following terms and conditions:

     (a) The exercise price shall not be less than the greater of (i) the fair market value of the Shares subject to such Stock Option at the time of grant, as determined in good faith by the Committee, or (ii) the par value of such Shares. However, the exercise price of an Incentive Stock Option granted to an employee who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or of a subsidiary (a "Ten Percent Employee") shall not be less than the greater of 110% of such fair market value, or the par value of such Shares.

     (b) The Committee shall initially determine the number of Shares to be subject to each Stock Option. The number of Shares subject to a Stock Option will subsequently be reduced (i) on a share-for-share basis to the extent that Shares under such Stock Option are used to calculate the cash and/or Shares received pursuant to exercise of a Stock Appreciation Right attached to such Stock Option, and (ii) on a one-for-one basis to the extent that any Performance Shares granted in conjunction with such Stock Option pursuant to subparagraph 7(a) are paid, such reduction to be made in accordance with the provisions of subparagraph 7(e)(ii).

     (c) The Stock Option shall not be transferable by the optionee otherwise than by will or the laws of descent and distribution, and shall be exercisable during his lifetime only by him.

     (d)  The Stock Option shall not be exercisable:

          (i)  in case of any Incentive Stock Option as defined in Section 422
               (b) of the Code, after the expiration of ten years from the date it is granted, and in the case of any other Stock Option, after the expiration of ten years from the date it is granted. Any Stock Option may be exercised during such period only at such time or times as the Committee may establish;

          (ii) unless payment in full is made for the Shares being acquired thereunder at the time of exercise (including any federal, state or local income or other taxes which the Committee determines are required to be withheld in respect of such shares); such payment shall be made (A) in United States dollars by cash or check, or
               (B) by tendering to the Company Shares owned by the person exercising the Stock Option and having a fair market value equal to the cash exercise price thereof, such fair market value to be determined in such reasonable manner as may be provided for from time to time by the Committee or as may be required in order to comply with or to conform to the requirements of any applicable or relevant laws or regulations, or (C) by a combination of United States dollars and Shares as aforesaid;

        (iii) unless the person exercising the Stock Option has been, at all times during the period beginning with the date of grant of the Stock Option and ending on the date three months prior to such exercise, an officer or employee of the Company or a subsidiary, or of a corporation, or a parent or subsidiary of a corporation, issuing or assuming the Stock Option in a transaction to which
               Section 424 (a) of the Internal Revenue Code of 1986, as amended (the "Code"), is applicable, except that:

               (A) if such person shall cease to be an officer or employee of the Company or one of its subsidiary corporations solely by reason of a period of Related Employment as defined in paragraph 9, he may, during such period of Related Employment (but in no event after the Stock Option has expired under the provisions of subparagraph 5(d)(i) hereof), exercise such Stock Option as if he continued to be such an officer or employee; or

               (B) if an optionee shall become disabled as defined in paragraph 8 he may, at any time within three years of the date he becomes disabled (but in no event after the Stock Option has expired under the provisions of subparagraph 5(d)(i) hereof), exercise the Stock Option with respect to (i) any Shares as to which he could have exercised the Stock Option on the date he became disabled and (ii) if the Stock Option is not fully exercisable on the date he becomes disabled, the number of additional Shares as to which the Stock Option would have become exercisable had he remained an employee through the next two dates on which additional Shares were scheduled to become exercisable under the Stock Option; or

               (C) if an optionee shall die while holding a Stock Option, his executors, administrators, heirs or distributees, as the case may be, at any time within one year after the date of such death (but in no event after the Stock Option has expired under the provisions of subparagraph 5(d)(i) hereof), may exercise the Stock Option with respect to (i) any Shares as to which the decedent could have exercised the Stock Option at the time of his death, and (ii) if the Stock Option is not fully exercisable on the date of his death, the number of additional Shares as to which the Stock Option would have become exercisable had he remained an employee through the next two dates on which additional Shares were scheduled to become exercisable under the Stock Option provided, however, that if death occurs during the three-year period following a disability as described in subparagraph 5(d)(iv)(B) hereof, the three-year period following a retirement as described in subparagraph 5(d)(iv)(D) hereof or any period following a voluntary termination in respect of which death, the number of additional Shares as to which the Stock Option would have become exercisable had he remained an employee through the next date or, if applicable, two dates on which additional Shares were scheduled to become exercisable under the Stock Option provided, however, that if death occurs during the three-year period following a disability as described in subparagraph 5(d)(iv)(B) hereof, the three-year period following a retirement as described in subparagraph 5(d)(iv)(D) hereof or any period following a voluntary termination in respect of which the Board has exercised its discretion to grant continuing exercise rights as provided in subparagraph 5(d)(iv)(E) hereof, the Stock Option shall not become exercisable as to any Shares in addition to those as to which the decedent could have exercised the Stock Option at the time of his death; or

               (D) if such person shall retire under an approved retirement program of the Company or a subsidiary (or such other plan as may be approved by the Committee, in its sole discretion, for this purpose) while holding a Stock Option which has not expired and has not been fully exercised, such person, at any time within three years after his retirement (but in no event after the Stock Option has expired under the provisions of subparagraph 5(d)(i) hereof), may exercise the Stock Option with respect to any Shares as to which he could have exercised the Stock Option on the date he retired; or

               (E) if such person shall voluntarily terminate his employment with the Company, the Board may determine that the optionee may exercise the Stock Option with respect to some or all of the Shares subject to the Stock Option as to which it would not otherwise be exercisable on the date of his voluntary termination provided, however, that in no event may such exercise take place after the Stock Option has expired under the provisions of subparagraph 5(d)(i) hereof.

          (e) (i) The aggregate fair market value of Shares (determined at the time of grant of the Stock Option pursuant to subparagraph 5(a) of the Plan) for which any employee may be granted Incentive Stock Options under the Plan in any calendar year prior to 1987, may not exceed $100,000, plus the applicable carryover amount. The carryover amount for an employee from any prior year is one-half of the amount by which $100,000 exceeds the aggregate fair market value of Shares (at the time of grant) for which Incentive Stock Options were granted to such employee in such prior year, provided that (x) such amounts may be carried over for no more than three years, and (y) Incentive Stock Options granted in any year shall use up the $100,000 current year limitation first, and then use up the carryover amount or amounts from the year or years available, the earliest being taken first.

               (ii) The aggregate fair market value of Shares (determined at the time of grant of the Stock Option pursuant to subparagraph 5(a) of the Plan) with respect to which Incentive Stock Options granted after December 31, 1986, to any employee under the Plan are exercisable, for the first time, by such employee during any calendar year may not exceed $100,000.

     (f) If the Committee, in its discretion, so determines, there may be related to the Stock Option, either at the time of grant or by amendment, a Stock Appreciation Right which shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall impose, including the following:

          (i)  A Stock Appreciation Right may be exercised only

               (A) to the extent that the Stock Option to which it relates is at the time exercisable, and

               (B)  if

                    (1) in the case of a Stock Option other than an Incentive Stock Option only, such Stock Option will expire by its terms within 30 days (90 days if the optionee is at the time an officer of the Company who is required to file reports pursuant to Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"));

                    (2) the optionee has become disabled or ceased to be an officer or employee by reason of his retirement under an approved retirement program of the Company or a subsidiary (or such other plan as may be approved by the Committee, in its sole discretion, for this purpose); or

                    (3)  the optionee has died.

                         However, if the Stock Option to which the Stock Appreciation Right relates is exercisable and if the optionee is at the time an officer of the Company who is required to file reports pursuant to Section 16(a) of the Exchange Act, the Stock Appreciation Right may, subject to the approval of the Committee, be exercised during such periods, as may be specified by the Committee;

          (ii) A Stock Appreciation Right shall entitle the optionee (or any person entitled to act under the provisions of subparagraph 5(d)(iv)(C) hereof) to surrender unexercised the related Stock Option (or any portion of such Option) to the Company and to receive from the Company in exchange therefor that number of Shares having an aggregate value equal to the excess of the value of one Share (provided that, if such value exceeds 150% of the Stock Option price per share specified in such Stock Option, such value shall be deemed to be 150% of such Stock Option price) over the Stock Option price per share, times the number of Shares subject to the Stock Option, or portion thereof, which is so surrendered. The Committee shall be entitled to elect to settle the obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash equal to the aggregate value of the Shares it would otherwise be obligated to deliver or partly by the payment of cash and partly by the delivery of Shares. Any such election shall be made within 15 business days after the receipt by the Committee of written notice of the exercise of the Stock Appreciation Right. The value of a Share for this purpose shall be the fair market value thereof on the last business day preceding the date of the election to exercise the Stock Appreciation Right, provided that if notice of such election is received by the Committee more than three business days after the date of such election (as such date of election is stated in the notice of election), the Committee may, but need not, determine the value of a Share as of the day preceding the date on which the notice of election is received;

          (iii) No fractional Shares shall be delivered under this subparagraph 5(f), but in lieu thereof a cash adjustment shall be made; and

          (iv) In the case of a Stock Appreciation Right attached to an Incentive Stock Option, such Stock Appreciation Right shall only be transferable when such Incentive Stock Option is transferable pursuant to Section 5 (c) hereof.

     (g)  Notwithstanding anything herein to the contrary:

          (i) in the event an Unfriendly Change in Control of the Company, as defined in subparagraph 10(b), occurs, then as of the Acceleration Date, as defined in subparagraph 10(b), each Stock Option granted hereunder shall be exercisable in full; provided, however, that in the case of an officer subject to Section 16(b) of the Exchange Act, no Stock Option shall become exercisable until the expiration of the period ending six months after the date of grant of the Stock Option hereunder; and

          (ii) in the event a Change in Control as defined in subparagraph 10(a) occurs and within 24 months thereafter: (A) there is a Termination Without Cause, as defined in paragraph 11, of an optionee's employment; or (B) there is a Constructive Termination as defined in paragraph 12, of an optionee's employment; or (C) there occurs an Adverse Change in the Plan, as defined in paragraph 13, in respect of an optionee affecting any Award held by such optionee and if the optionee then holds a Stock Option,

               1. In the case of a Termination Without Cause or a Constructive Termination, the optionee may exercise the entire Stock Option, at any time within 30 days of such Termination Without Cause or such Constructive Termination (but in no event after the option has expired under the provisions of subparagraphs (5)(d)(i)), and

               2. in the case of an Adverse Change in the Plan, the optionee may exercise the entire Stock Option at any time after such Adverse Change in the Plan in respect of him and prior to the date 30 days following his termination of employment as a result of a Termination Without Cause or a Constructive Termination (but in no event after the option has expired under the provisions of subparagraph 5(d) (i)). Notwithstanding anything in this subparagraph 5(g) to the contrary, (x) in the case of an officer subject to Section 16(b) of the Exchange Act, no Stock Option shall become exercisable until the expiration of the period ending six months after the date of grant of the Stock Option hereunder.


6.   RESTRICTED STOCK

     Each Award of Restricted Stock shall comply with the following terms and conditions:

     (a) The Committee shall determine the number of Shares to be issued to a participant pursuant to the Award.

     (b) Shares issued may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period from the date on which the Award is granted (the "Restricted Period") as the Committee shall determine. The Company shall have the option to repurchase the Shares subject to the Award at such price as the Committee shall have fixed, in its sole discretion, when the Award was made, which option will be exercisable if the participant's continuous employment with the Company or a subsidiary shall terminate for any reason, except solely by reason of an event described in paragraph 6(c), prior to the expiration of the Restricted Period or the earlier lapse of the option. Such option shall be exercisable on such terms, in such manner and during such period as shall be determined by the Committee when the Award is made. Certificates for Shares issued pursuant to Restricted Stock Awards shall bear an appropriate legend referring to the foregoing option and other restrictions. Any attempt to dispose of any such Shares in contravention of the foregoing option and other restrictions shall be null and void and without effect. If Shares issued pursuant to a Restricted Stock Award shall be repurchased pursuant to the option described above, the participant to whom the Award was granted, or in the event of his death after such option become exercisable, his executor or administrator, shall forthwith deliver to the Secretary of the Company any certificates for the Shares awarded to the participant, accompanied by such instruments of transfer, if any, as may reasonably be required by the Secretary of the Company. If the option described above is not exercised by the Company, such option and the restriction imposed pursuant to the first sentence of this subparagraph 6(b) shall terminate and be of no further force and effect. Notwithstanding anything to the contrary in this paragraph 6 (b), neither any Restricted Period nor any option shall lapse to the extent the Company or any subsidiary would be unable to take a deduction with respect to such lapse by reason of Section 162 (m) of the Code.

     (c) If a participant who has been in the continuous employment of the Company or of a subsidiary shall,

          (i) die or become disabled (as defined in paragraph 8) during the Restricted Period, the option of the Company to repurchase (and any and all other restrictions on) all Shares awarded to him under such Award shall lapse and cease to be effective as of the date on which his death or disability occurs, or

          (ii) voluntarily terminate his employment with the Company or retire under an approved retirement plan of the Company or of a subsidiary (or such other retirement plan as may be approved by the Committee, in its sole discretion, for this purpose) during Restricted Period, the Board may determine that the option to repurchase and any and all other restrictions on some or all of the Shares awarded to him under such Award, if such option and other restrictions are still in effect, shall lapse and cease to be effective as the date on which such voluntary termination or retirement occurs.

     (d) In the event within 24 months after a Change in Control as defined in subparagraph 10(a) and during the Restricted Period

          (i) there is a Termination Without Cause, as defined in paragraph 11, of the employment of a participant;

          (ii) there is a Constructive Termination, as defined in paragraph 12, of the employment of a participant; or

         (iii) there occurs an Adverse Change in the Plan, as defined in paragraph 13, in respect of a participant, the option to repurchase (and any and all other restrictions on) all Shares awarded to him under his Award shall lapse and cease to be effective as of the date on which such event occurs.

7. PERFORMANCE SHARES

     The Award of Performance Shares to a participant will entitle him to receive, without payment to the Company, all or part of a specified amount (the "Actual Value") determined by the Committee, if the terms and conditions specified herein and in the Award are satisfied. Payment in respect of an Award shall be made as provided in subparagraph 7(e). Each Award of Performance Shares shall be subject to the following terms and conditions:

     (a) The Committee shall determine the number of Performance Shares to be granted to each participant and whether or not such Performance Shares are granted in conjunction with a Stock Option (the "Associated Stock Option"). The "Maximum Value" of each Performance Share shall be the market value per Share on the date the award is paid or becomes payable to participants. Performance Shares may be issued in different classes or series having different terms and conditions. In the case of any Performance Shares granted in conjunction with an Associated Stock Option, the number of Performance Shares shall initially be equal to the number of Shares which are subject to the Associated Stock Option, but the number of such performance Shares shall be reduced on a one for one basis to the extent that (A) Shares are purchased upon exercise of the Associated Stock Option, or (B) Shares may no longer be purchased under the Associated Stock Option because the Associated Stock Option or a part thereof has been surrendered unexercised pursuant to exercise of a Stock Appreciation Right attached to such Associated Stock Option.

     (b) The award period (the "Award Period") in respect of any Award of Performance Shares shall be such period as the Committee shall determine commencing as of the beginning of the fiscal year of the Company in which such Award is made. An Award Period may contain a number of performance periods; each performance period shall commence on or after the first day of the Award Period and shall end no later than the last day of the Award Period. At the time each Award is made, the Committee shall establish performance objectives to be attained within the performance periods as the means of determining Actual Value. The performance objectives shall be approved by the Committee
          (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance objective relates or, if less than 90 days, the number of days which is equal to 25 percent of the relevant performance period. The performance objectives shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share;
          (vi) return on stockholders' equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) stock price; (xi) combined ratio; (xii) operating ratio;
          (xiii)profitability of an identifiable business unit or product; (xiv) maintenance or improvement of profit margins; (xv) market share; (xvi) revenues or sales; (xvii) costs; (xviii) cash flow; (xix) working capital; (xx) return on assets; (xxi) customer satisfaction; and
          (xxii) employee satisfaction. The foregoing criteria may relate to the Company, one or more of its subsidiaries or one or more of its divisions, units, partnerships, joint venturers or minority investments, product lines or products or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance objectives may be calculated without regard to extraordinary items. The Actual Value of a Performance Share shall be equal to its Maximum Value only if the performance objectives are attained in full, but the Committee shall specify the manner in which the Actual Value of a Performance Share shall be a portion of such Maximum Value if the performance objectives are met in part. In determining Actual Value, the Committee may either (i) multiply the total number of Shares available for payout at that time with respect to the participant by the Actual Value of each individual Share or
          (ii) multiply the Maximum Value of each individual Share by a number of Shares equal to or less than the total number of Shares available for payout, provided that the products obtained in (i) or (ii) are the same.

     (c) Performance Shares shall be cancelled if the participant's continuous employment with the Company or any of its subsidiaries shall terminate for any reason prior to the end of the Award Period (in which event the Associated Stock Option, if any, shall continue in effect in accordance with its terms), except solely by reason of a period of Related Employment as defined in paragraph 9, and except as otherwise specified in this subparagraph 7(c) or in subparagraph 7(d). Notwithstanding the foregoing an without regard to subparagraph 7(b), if a participant shall,

          (i) while in such employment, die or become disabled as described in paragraph 8 prior to the end of the Award Period, the Performance Shares shall be cancelled at the end of the next ending performance period and he, or his legal representative, as the case may be, shall receive payment in respect of such Shares which he would have received had he been in continuous employment with the Company through the end of that period and had the individual performance objectives, if any, that were imposed been achieved; provided, however, that no such continuation shall be deemed to have occurred for purposes of applying subparagraph 7(d) in the event of an Adverse Change in the Plan in respect of the participant following a Change in Control; or

          (ii) retire under an approved retirement program of the Company or a subsidiary (or such other plan as may be approved by the Committee, in its sole discretion, for this purpose) prior to the end of the Award Period, and

               (A) at the time of his retirement, the participant is 65 years old or older, the Performance Shares shall be cancelled at the end of the next ending performance period, and he shall receive the Maximum Value in respect to such Shares, at the date of cancellation,

               (B) at the time of his retirement the participant is less than 65 years old and his retirement occurs prior to the end of the first performance period, and before 24 months have elapsed since the first day of the Award Period, the participant shall receive payment with respect to the Actual Value of one-ninth of the Performance Shares awarded to him under the Award, and

               (C) at the time of his retirement the participant is less than 65 years old and his retirement occurs prior to the end of the first performance period and after at least 24 months have elapsed since the first day of the Award Period, the participant shall receive payment with respect to the Actual Value of two-ninths of the Performance Shares awarded to him under the Award.

     (d) If within 24 months after a Change in Control of the Company as defined in subparagraph 10(a) and prior to the end of an Award Period:

          (i) there is a Termination Without Cause, as defined in paragraph 11, of the employment of a participant;

          (ii) there is a Constructive Termination, as defined in paragraph 12, of the employment of a participant; or

         (iii) there occurs an Adverse Change in the Plan, as defined in paragraph 13, in respect of a participant, then:

               (A)  the participant shall receive the Maximum Value of:

                    (1) that number of Performance Shares which is in the same proportion to the total number of Performance Shares awarded to the participant under such Award as

                         (x) the number of full months which have elapsed since the first day of the Award Period to the end of the first month in which occurs one of the events described in clauses (i), (ii) or (iii) of subparagraph 7(d) is to

                         (y) the total number of months in the Award Period, less

                    (2) the number of Performance Shares awarded to the participant under the Award in respect of which payment has already been made to the participant, and

               (B) if the number of Performance Shares determined pursuant to subclause (1) of clause (A) is less than the number of Performance Shares subject to the particular Award, the participant shall receive the Actual Value of the remaining Performance Shares. The Actual Value of the remaining Performance Shares shall be determined as follows:

                    (x) if the Board shall have determined, prior to the Change in Control and based on the most recent performance status reports, that the performance objectives for the particular Award were being met at the date of the determination, the Actual Value of the remaining Performance Shares subject to the particular Award shall be equal to their Maximum Value, and

                    (y) if the determination of the Board was that the performance objectives for the particular Award were not being met at the date of the determination, the Actual Value of the remaining Performance Shares subject to the particular Award shall be such amount as shall have been determined by the Board as provided above in this subparagraph 7(d), but in no event shall Actual Value be less than fifty percent (50%) of Maximum Value. Payment of any amount in respect of Performance Shares as described above in this subparagraph 7(d) shall be made as promptly as possible after the occurrence of one of the events described in clauses 7(d)(i) through 7(d)(iii). Notwithstanding anything herein to the contrary, if, following a Change in Control of the Company as defined in subparagraph 10(a), a participant's employment remains continuous through the end of a performance period, then the participant shall be paid with respect to those Performance Shares for which he would have been paid had there not been a Change in Control and the Actual Value of those Shares shall be determined in accordance with subparagraph 7(e).

     (e) Except as otherwise provided in subparagraph 7(d), as soon as practicable after the end of the performance period or such earlier date as the Committee in its sole discretion may designate, the Committee shall determine whether the conditions of subparagraphs 7(b) and/or 7(c) hereof have been met and, if so, shall certify such fact to the Board of Directors and shall ascertain the Actual Value of the Performance Shares. If the Performance Shares:

          (i) were not awarded in conjunction with an Associated Stock Option, the Committee shall cause an amount equal to the Actual Value of the Performance Shares earned by the participant to be paid to him or his beneficiary; or

          (ii) were awarded in conjunction with an Associated Stock Option, the Committee shall determine, in accordance with criteria specified by the Committee when the Award was made, (A) to cancel the Performance Shares, in which event no amount in respect thereof shall be paid to the participant or his beneficiary, and the Associated Stock Option shall continue in effect in accordance with its terms, (B) to pay the Actual Value of the Performance Shares to the participant or his beneficiary, in which event the Associated Stock Option shall be cancelled, or (C) to pay to the participant or his beneficiary the Actual Value of only a portion of the Performance Shares, in which event (1) all such Performance Shares shall be cancelled and (2) the Associated Stock Option shall be cancelled only as to a number of Shares equal to the number of Performance Shares so paid. Such determination by the Committee shall, if practicable, be made during the three-month period following the end of the performance period, or during such earlier period as shall be designated by the Committee and shall be made pursuant to criteria, specified by the Committee, which shall be uniform for all Awards having the same performance period.

               Payment of any amount in respect of the Performance Shares shall be made by the Company as promptly as practicable or shall be deferred to such other time or times as the Committee shall determine, and may be made in cash, in Shares, or partly in cash and partly in Shares as determined by the Committee. Such deferred payments may be made by undertaking to pay cash in the future, together with such additional amounts as may accrue thereon until the date or dates of payment, as determined by the Committee in its discretion.

8. DISABILITY

     For the purposes of this Plan, a participant shall be deemed to be disabled if the Committee shall determine that the physical or mental condition of the participant is such as would entitle him to payment of monthly disability benefits under any disability plan of the Company or a subsidiary in which he is a participant .

9. RELATED EMPLOYMENT

     For the purposes of this Plan, Related Employment shall mean the employment of an individual by an employer which is neither the Company nor a subsidiary provided: (i) such employment is undertaken by the individual and continued at the request of the Company or a subsidiary; (ii) immediately prior to undertaking such employment, the individual was an officer or employee of the Company or a subsidiary, or was engaged in Related Employment as herein defined; and (iii) such employment is recognized by the Committee, in its sole discretion, as Related Employment for the purposes of this paragraph 9. The death or disability of an individual during a period of Related Employment as herein defined shall be treated, for purposes of this Plan, as if the death or onset of disability had occurred while the individual was an officer or employee of the Company.

10. CHANGE IN CONTROL

     (a) For purposes of this Plan, a "Change in Control of the Company" within the meaning of this subparagraph 10(a) shall occur if:

          (i) Any person or group (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act), other than John J. Byrne, Berkshire Hathaway, Inc. or one of its wholly owned subsidiaries or the Company, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of thirty-five percent (35%) or more of the Company's then outstanding Shares;

          (ii) the Continuing Directors, as defined in subparagraph 10(c), cease for any reason to constitute a majority of the Board of the Company; or

          (iii) the business of the Company for which the participant's services are principally performed is disposed of by the Company pursuant to a sale or other disposition of all or substantially all of the business or business related assets of the Company (including stock of a subsidiary of the Company). A Change in Control of the Company within the meaning of this subparagraph 10(a) also may constitute an Unfriendly Change in Control of the Company within the meaning of this subparagraph 10(b).

     (b) A Change in Control of the Company shall be deemed an "Unfriendly Change in Control of the Company" if:

          (i) any person or group (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act), other than American Express Company or the Company, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of thirty-five percent (35%) or more of the Company's then outstanding Shares through a transaction that is opposed by the Company's Chairman and Chief Executive Officer, and

          (ii) a majority of the Company's Continuing Directors, as defined in subparagraph 10(c), by resolution adopted within 30 days following the date the Company becomes aware that subparagraph 10(b)(i) has been satisfied, determines that a Change in Control has occurred.

     For purposes of subparagraph 5(g), "Acceleration Date" shall mean the date on which a majority of the Company's Continuing Directors adopts a resolution (or takes other action) making the determination that a Change in Control of the Company has occurred.

     (c) For the purposes of this Plan, "Continuing Director" shall mean a member of the Board (A) who is not an employee of the Company or its subsidiaries or of a holder of, or an employee or an affiliate of an entity or group that holds, thirty-five percent (35 %) or more of the Company's Shares and (B) who either was a member of the Board on September 4, 1985, or who subsequently became a director of the Company and whose election, or nomination for election, by the Company's shareholders was approved by a vote of a majority of the Continuing Directors then on the Board (which term, for purposes of this definition, shall mean the whole Board and not any committee thereof). Any action, approval of which shall require the approval of a majority of the Continuing Directors, may be authorized by one Continuing Director, if he is the only Continuing Director on the Board, but no such action may be taken if there are not Continuing Directors on the Board.

11. TERMINATION WITHOUT CAUSE

     For purposes of this Plan, "Termination Without Cause" shall mean a termination of the participant's employment with the Company or a subsidiary by the Company or the subsidiary other than (i) for disability as described in paragraph 8 or (ii) for Cause. "Cause" shall mean (a) an act or omission by the participant that constitutes a felony or any crime involving moral turpitude; or (b) willful gross negligence or willful gross misconduct by the participant in connection with his employment by the Company or by a subsidiary which causes, or is likely to cause, material loss or damage to the Company. Notwithstanding anything herein to the contrary, if the participant's employment with the Company or one of its subsidiaries shall terminate due to a Change in Control of the Company as described in Subsection 10(a)(iii), where the purchaser, as described in such subsection, formally assumes the Company's obligations under this Plan or places the participant in a similar or like plan with no diminution of the value of the awards, such termination shall not be deemed to be a "Termination Without Cause."

12. CONSTRUCTIVE TERMINATION

     "Constructive Termination" shall mean a termination of employment with the Company or a subsidiary at the initiative of the participant that the participant declares by prior written notice delivered to the Secretary of the Company to be a Constructive Termination by the Company or a subsidiary and which follows (a) a material decrease in his salary or (b) a material diminution in the authority, duties or responsibilities of his position with the result that the participant makes a determination in good faith that he cannot continue to carry out his job in substantially the same manner as it was intended to be carried out immediately before such diminution. Notwithstanding anything herein to the contrary, Constructive Termination shall not occur within the meaning of this paragraph 12 until and unless 30 days have elapsed from the date the Company receives such written notice without the Company curing or causing to be cured the circumstance or circumstances described in this paragraph 12 on the basis of which the declaration of Constructive Termination is given.

13. ADVERSE CHANGE IN THE PLAN

     An "Adverse Change in the Plan" shall mean

     (a)  termination of the Plan pursuant to subparagraph 19(a);

     (b) amendment of the Plan pursuant to paragraph 18 that materially diminishes the value of Awards that may be granted under the Plan, either to individual participants or in the aggregate, unless there is substituted concurrently authority to grant long-term incentive awards of comparable value to individual participants in the Plan or in the aggregate, as the case may be; or

     (c) in respect of any holder of an Award a material diminution in his rights held under such Award (except as may occur under the terms of the Award as originally granted) unless there is substituted concurrently a long-term incentive award with a value at least comparable to the loss in value attributable to such diminution in rights.

14. DILUTION AND OTHER ADJUSTMENTS

     In the event of any change in the Outstanding Shares of the Company by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of Shares or other similar event, and if the Committee shall determine, in its sole discretion, that such change equitably requires an adjustment in the number or kind of Shares that may be issued under the Plan pursuant to subparagraph 4(b), in the number or kind of Shares subject to, or the Stock Option price per share under, any outstanding Stock Option, in the number or kind of Shares which have been awarded as Restricted Stock or in the repurchase option price per share relating thereto, in the number of Maximum Value or Actual Value of Performance Shares which have been awarded to any participant, or in any measure of performance, then such adjustment shall be made by the Committee and shall be conclusive and binding for all purposes of the Plan.

15. DESIGNATION OF BENEFICIARY BY PARTICIPANT

     A participant may name a beneficiary to receive any payment to which he may be entitled in respect of Performance Shares under the Plan in the event of his death, on a form to be provided by the Committee. A participant may change his beneficiary from time to time in the same manner. If no designated beneficiary is living on the date on which any amount becomes payable to a participant's executors or administrators, the term "beneficiary" as used in the Plan shall include such person or persons.

16. FINANCIAL ASSISTANCE

     If those members of the Board who are ineligible to receive Awards under the Plan determine that such action is advisable, the Company may assist any person to whom an Award has been granted in obtaining financing from the Company under a program of the Company or a subsidiary approved pursuant to applicable law or regulation, or from a bank or other third party, in such amount as is required to permit the payment of taxes in respect of such Award (or, in the case of an Award of a Stock Option, to permit the exercise thereof and/or the payment of any taxes in respect thereof) to the extent that such taxes (and Stock Option price) exceed the cash portion, if any, of the Award. Such assistance may take any form that the Committee deems appropriate, including but not limited to a direct loan from the Company or a subsidiary, a guarantee of the obligation by the Company or a subsidiary, or the maintenance by the Company or a subsidiary of deposits with such bank or third party.

17. MISCELLANEOUS PROVISIONS

     (a) No employee or other person shall have any claim or right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving an employee any right to be retained in the employ of the Company or any subsidiary.

     (b) A participant's rights and interest under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of a participant's death), including but not limited to, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner and no such right or interest of any participant in the Plan shall be subject to any obligation or liability or such participant.

     (c) No Shares shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable Federal and state securities laws.

     (d) The Company and its subsidiaries shall have the right to deduct from any payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to issue Shares upon exercise of a Stock Option, upon settlement of a Stock Appreciation Right, or upon payment of a Performance Share that the participant (or any beneficiary or person entitled to payment under subparagraph 5(d)(iii)(C) hereof) pay to the Company, upon its demand, such amount as may be required by the Company for the purpose of satisfying any liability to withhold Federal, state or local income or other taxes. If the amount requested is not paid, the Company may refuse to issue Shares.

     (e) The expenses of the Plan shall be borne by the Company. However, if an Award is made to an employee of a subsidiary:

          (i) if such Award results in payment of cash to the participant, such subsidiary shall pay to the Company an amount equal to such cash payment; and

          (ii) if the Award results in the issuance to the participant of Shares, such subsidiary shall pay to the Company an amount equal to fair market value thereof, as determined by the Committee, on the date such Shares are issued (or, in the case of issuance of Restricted Stock or of Shares subject to transfer and forfeiture conditions, equal to the fair market value thereof on the date on which such Shares are no longer subject to applicable restriction), minus the amount, if any received by the Company in exchange for such Shares.

     (f) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan.

     (g) By accepting any Award or other benefit under the Plan, each participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

18. AMENDMENT

     The Plan may be amended at any time and from time to time by the Board, but no amendment which increases the aggregate number of Shares which may be issued pursuant to the Plan or the class of employees eligible to participate shall be effective unless and until the same is approved by the shareholders of the Company. No amendment of the Plan shall adversely affect any right of any participant with respect to any Award previously granted without such participant's written consent.

19. TERMINATION

     This Plan shall terminate upon the earlier of the following dates or events to occur:

     (a)  the adoption of a resolution of the Board terminating the Plan; or

     (b) ten years from the date the Plan is initially or subsequently approved and adopted by the shareholders of the Company in accordance with paragraph 20 hereof.

     No termination of the Plan shall alter or impair any of the rights or obligations of any person, without his consent, under any Award previously granted under the Plan.

20. SHAREHOLDER ADOPTION

     The Plan shall be submitted to the shareholders of the Company for their approval or adoption. The Plan shall not be effective and no Award shall be made hereunder unless and until the Plan has been so approved and adopted by the shareholders in the manner required by the laws of the State of Delaware.


                      As originally approved by the Board of Directors, September 4, 1985 and adopted by the sole shareholder September 23, 1985. The Plan was amended by the Board of Directors on August 13, 1986. The Plan was further amended on February 15, 1995 and subsequently approved by shareholders on May 24, 1995. The Plan was further amended on May 21, 2001 and subsequently adopted by shareholders on August 23, 2001.

P R O X Y

                     WHITE MOUNTAINS INSURANCE GROUP, LTD.

       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

            FOR THE ANNUAL GENERAL MEETING TO BE HELD AUGUST 23, 2001

The undersigned hereby appoints K. Thomas Kemp and Gordon S. Macklin, and each of them, proxies with full power of substitution, to vote all Common Shares of the undersigned at the 2001 Annual General Meeting of Shareholders to be held August 23, 2001, and at any adjournment thereof, upon all subjects that may properly come before the meeting including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse of this card or below. If no directions are given, the proxies will vote FOR the Election of the Company's Directors, FOR the Election of Directors of Fund American Enterprises, Ltd., FOR the Amendments to the Long-Term Incentive Plan, FOR the Issuance of Common Shares, FOR the Appointment of PricewaterhouseCoopers as Independent Auditors, and at their discretion on any other matter that may properly come before the meeting.

Your vote for the Election of the Company's Directors may be indicated on the reverse side. The following Directors are being nominated at this meeting for election to terms ending in 2004.

                                         (Change of address/comments)

       Patrick M. Byrne         ------------------------------------------------
       Steven E. Fass
       K. Thomas Kemp           ------------------------------------------------
       Gordon S. Macklin
       Joseph S. Steinberg      ------------------------------------------------

                                ------------------------------------------------
                                (If you have written in the above space, please
                                 mark the box on the reverse side of this card.)


Your vote for the Election of Directors of Fund American Enterprises, Ltd. may be indicated on the reverse side. The following Directors corresponding are being nominated at this meeting for election to the Board of Directors until their resignation or removal from office by the Company.

       K. Thomas Kemp
       Gordon S. Macklin



Your vote is important! Please sign and date on the reverse side and return promptly in the enclosed postage-paid envelope or otherwise to White Mountains Insurance Group, Ltd., c/o EquiServe Trust Company, Post Office Box 8085, Edison, New Jersey 08818-9052.

      PLEASE RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE     SEE REVERSE
                                                                         SIDE

     X    Please mark your
          votes as in this
          example.

This proxy when properly executed will be voted in the manner directed herein. If no directions are made, this proxy will be voted FOR the Election of the Company's Directors, FOR the Election of Directors of Fund American Enterprises, Ltd., FOR the Amendments to the Long-Term Incentive Plan, FOR the Issuance of Common Shares, and FOR the Appointment of Independent Auditors.

--------------------------------------------------------------------------------
   The Board of Directors recommends a vote "FOR" Proposals 1, 2, 3, 4 and 5.
--------------------------------------------------------------------------------
                FOR    WITHHELD                          FOR    WITHHELD
1. Election of  / /      / /       2. Election of        / /      / /
   Company                            Directors of
   Directors                          Fund American
                                      Enterprises, Ltd.

FOR, except vote withheld from     FOR, except vote withheld from the
the following nominee(s)           following nominee(s):

---------------------------------- ----------------------------------


                   FOR    AGAINST    ABSTAIN
3. Amendments to   / /      / /        / /
   the Long-Term
   Incentive Plan


                FOR    AGAINST    ABSTAIN
4. Issuance of  / /      / /        / /
   Common
   Shares


                   FOR    AGAINST    ABSTAIN
5. Appointment of  / /      / /        / /
   Independent
   Auditors

Change of Address

Comments on Reverse  / /
Side

--------------------------------------------------------------------------------

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournment thereof.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.



------------------------------------------------


------------------------------------------------
      SIGNATURE(S)                    DATE